ASSET PURCHASE AGREEMENT



                                dated August 25, 1995

                                        among

                                 RENTRAK CORPORATION,

                        SUPERCENTER ENTERTAINMENT CORPORATION

                                         and

                                    JACK SILVERMAN






          ASSET PURCHASE AGREEMENT

          THIS ASSET PURCHASE AGREEMENT (the "Agreement") is entered into as of August 25, 1995 by and among RENTRAK CORPORATION, an Oregon corporation ("Rentrak"), SUPERCENTER ENTERTAINMENT CORPORATION, a Delaware corporation (the "Company"), and Jack Silverman, the principal shareholder of the Company (the "Shareholder").


          Recitals

          A. The Company owns certain assets which it uses in the conduct of its business of operating 45 video rental outlets in Wal-Mart ("Wal-Mart") and 25 video rental outlets in Super K-Mart
          ("K-Mart") shopping centers (each a "Store") at the locations listed in Schedule A (the "Business").

          B. Rentrak desires to purchase from the Company, and the Company desires to sell to Rentrak the Assets upon the terms, and subject to the conditions, representations, warranties and covenants of this Agreement.


          Agreement

          NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereby agree as follows:


          ARTICLE I   PURCHASE AND SALE

          Section 1.01  Certain Definitions.

          "Assets" shall mean all of the Company's right, title and interest in and to the business, properties, assets and rights of any kind, whether tangible or intangible, real or personal and constituting, or used in connection with, or related to, the Business, wherever located, but excluding therefrom the Excluded Assets. Assets shall include without limitation all of the Company's right, title and interest in the following (other than Excluded Assets):

          (a)  all Accounts Receivable;

          (b)  all Assumed Leases and Assumed Contracts;

          (c)  all Tangible Personal Property Assets;

          (d)  all Inventory;

          (e)  all Books and Records;

          (f)  all of the Company's rights to the Intellectual Property;

          (g) all available supplies, sales literature, promotional literature, customer, supplier lists, art work, display units, telephone and fax numbers and purchasing records related to the Business;

          (h) all rights under or pursuant to all warranties, representations and guarantees made by suppliers in connection with the fixtures and equipment (including computers and computer software) included in the Assets, and all rights arising out of events or conditions occurring on and after the Closing Date under or pursuant to all warranties, representations and guarantees made by suppliers in connection with the Assets or services furnished to the Company pertaining to the Business or affecting the Assets;

          (i) all deposits and prepaid expenses of the Company related to the Business or the Assets;

          (j) all claims, causes of action, chose in action, rights of recovery and rights of set-off of any kind, against any person or entity related to the Business or the Assets arising out of events or conditions occurring on and after the Closing Date;

          (k)  all cash at the Stores; and

          (l) all of the Company's Assets located at the Corporate Office/Warehouse (the "Corporate Office/Warehouse Assets").

          "Assumed Contracts" shall mean those Contracts listed on
          Schedule 1.01 and those purchase orders of the Company outstanding as of the Closing Date for the Company's purchased cassettes from non-revenue sharing vendors which have been issued in the ordinary course of business and in a manner substantially consistent with past practice and which are listed on Schedule
          1.01. Schedule 1.01 also identifies which Contracts and purchase orders (or to what extent) relate to the Assets located at K-Mart Stores and the Assets located at Wal-Mart Stores.

          "Assumed Leases" shall mean the leases listed on Schedule 1.01A.

          "Contract" shall mean any agreement, contract, note, loan, evidence of indebtedness, purchase order, letter of credit, indenture, security or pledge agreement, undertaking, covenant not to compete, employment agreement, license, instrument, obligation or commitment to which the Company is a party or is bound, whether oral or written.

          "Corporate Office/Warehouse" shall mean the Company's office and warehouse located at 11420 Ferrell Road, Suite 307, Dallas, Texas 75234.

          "Excluded Assets," notwithstanding any other provision of this Agreement, shall mean the following assets of the Company which are not to be acquired by Rentrak hereunder:

          (a)  all rights with respect to the Excluded Lease;

          (b)  all Licenses;

          (c) all claims, causes of action, chose in action, rights of recovery and rights of set-off of any kind against any person or entity arising out of or relating to the Assets to the extent related to the Excluded Liabilities or arising out of events or conditions occurring prior to the Closing Date;

          (d)  all security deposits with respect to the Excluded Leases;

          (e) all Assets used primarily in or attributable primarily to the Company's wholesale videocassette business which are not located at the Corporate Office/Warehouse;

          (f)  all Assets listed on Schedule 1.01C;

          (g)  all insurance policies;

          (h) checks received by the Company prior to Closing which were not paid because of insufficient funds and any proceeds from such checks; and

          (i) all rights arising out of events or conditions occurring prior to the Closing Date under or pursuant to all warranties, representations and guarantees made by suppliers in connection with the Assets or services furnished to the Company pertaining to the Business or affecting the Assets, other than such rights in connection with fixtures and equipment (including computers and computer software) included in the Assets.

          "Excluded Lease" shall mean the lease relating to the Corporate Office/Warehouse dated July 11, 1994 between Ware Tec, Ltd. (landlord) and Silverman Entertainment Enterprises d/b/a CEVAXS Corporation and Jack Silverman (tenant).

          "Indebtedness" shall mean any indebtedness by the Company for borrowed money, any commitment to borrow money entered into by the Company which cannot be cancelled without penalty or payment, or any indebtedness guaranteed by the Company.

          "K-Mart Stores" shall mean those K-Mart stores at the locations listed on Schedule A.

          "Lien" shall mean any claim, security interest, lien, option, subscription, call or encumbrance of any kind ("Lien").

          "Unit" shall mean an individual videocassette, game module, or similar piece of merchandise held by the Company.

          "Wal-Mart Stores" shall mean those Wal-Mart stores at the locations listed on Schedule A.

          Section 1.02 List of Defined Terms. The following terms shall have the meanings defined for such terms as set forth below:

          Term                               Section

          Accounts Receivable                2.08
          Adjustment Period                  1.06(b)(v)
          Adjustment Shares                  1.06(d)
          Assumed Liabilities                1.04
          Books and Records                  2.06(a)
          Business                           Recitals
          Certificate                        1.06(b)(iv)
          Closing                            1.09
          Closing Date                       1.09
          Closing Inventory                  1.06(b)(iii)
          Code                               1.07
          Commission                         1.06(c)(i)
          Company Inventory Statement        1.06(b)(i)
          Consents                           2.04
          Corporate Office/Warehouse Assets  1.01(l)
          Default                            2.04(e)
          Disclosure Schedule                2.01
          Employee Plans                     2.18(a)(ii)
          Environmental Laws                 2.23(a)
          Exchange Act                       1.06(f)(vi)
          Excluded Liabilities               1.05
          Governmental Authority             2.04(b)
          Governmental Order                 2.04(b)
          Hazardous Material                 2.23(a)
          Holder                             1.06(c)(i)
          Indemnitee                         6.04(a)
          Indemnitor                         6.04(a)
          Intellectual Property              2.16
          Inventory                          2.15
          Inventory Escrow Shares            1.06(d)
          Inventory Statement                1.06(d)
          Lease Consents                     4.03(b)
          Liabilities                        2.11
          Licenses                           2.13
          Litigation                         2.12
          Losses                             6.02
          Outside Date                       7.01
          Permitted Liens                    2.16(b)
          Purchase Shares                    1.06(a)
          Purchaser Inventory Statement      1.06(b)(ii)
          Registration Expenses              1.06(c)(v)
          Rehired Employees                  4.02(a)
          Related Party                      2.27
          Rental Units                       1.06(b)(i)
          Rentrak Financial Statements       3.04
          Rentrak Stock                      3.05
          Returns                            2.20(a)
          Securities Act                     1.06(c)(i)
          Store                              Recitals
          SuperComm Agreement                2.16(b)
          Tangible Personal Property Assets  2.17(a)
          Taxes                              2.20(i)
          Third Party Claims                 6.04(b)
          Total Units                        1.06(b)(i)

          Section 1.03  Transfer of Assets.

          (a) Upon the terms and subject to the conditions contained herein, at the Closing, the Company will sell, convey, transfer, assign and deliver to Rentrak, and Rentrak will acquire from the Company, the Assets. The Assumed Leases and the Assumed
          Contracts to be assigned pursuant to this Agreement shall be assigned to Rentrak.

          (b) Upon the terms and subject to the conditions contained herein, at the Closing, the Company will sell, convey, transfer, assign and deliver to Rentrak, and Rentrak will acquire from the Company, the Corporate Office/Warehouse Assets.

          Section 1.04 Assumption of Liabilities. Upon the terms and subject to the conditions contained herein, at the Closing, Rentrak, or a wholly owned subsidiary of Rentrak, shall assume only the obligations and liabilities of the Company with respect to the K-Mart Stores and the Wal-Mart Stores, respectively, accruing, arising out of, or relating to the events or occurrences happening after the Closing Date under the Assumed Contracts and the Assumed Leases (the "Assumed Liabilities"); provided that neither Rentrak nor any subsidiary of Rentrak shall assume any obligation or liability for any breach of any such Assumed Contract or Assumed Lease occurring prior to the Closing Date.

          Section 1.05 Excluded Liabilities. Notwithstanding any other provision of this Agreement, except for the Assumed Liabilities expressly specified in Section 1.04, neither Rentrak nor any subsidiary of Rentrak shall assume, or otherwise be responsible for, any Liabilities of the Company, whether actual or contingent, matured or unmatured, liquidated or unliquidated, or known or unknown, whether arising out of occurrences prior to, at or after the date hereof (the "Excluded Liabilities"), which Excluded Liabilities include, without limitation:

          (a) Any Liability to or in respect of any employees or former employees of the Company (except with respect to accrued vacation to the extent provided in Section 4.02(a)), including without limitation (i) any employment agreement, whether or not written, between the Company and any person, (ii) any liability under any Employee Plan at any time maintained, contributed to or required to be contributed to by or with respect to the Company or under which the Company may incur liability, or any contributions, benefits or liabilities therefor, or any liability with respect to the Company's withdrawal or partial withdrawal from or termination of any Employee Plan and (iii) any claim of an unfair labor practice, or any claim under any state unemployment compensation or worker's compensation law or regulation or under any federal or state employment discrimination law or regulation, which shall have been asserted on or prior to the Closing or is based on acts or omissions which occurred on or prior to the Closing;

          (b)  Any Liability of the Company in respect of any Taxes;

          (c) Any Liability of the Company arising out of or related to any Litigation against the Company or any Litigation which adversely affects the Assets and which shall have been asserted on or prior to the Closing or to the extent the basis of which shall have arisen on or prior to the Closing;

          (d) Any Liability of the Company resulting from entering into, performing its obligations pursuant to or consummating the transactions contemplated by, this Agreement (including without limitation any Liability of the Company pursuant to Article VI hereof);

          (e) Any Liability related to any Excluded Lease (including month-to-month arrangements in connection therewith) or Contract which is not an Assumed Contract; and

          (f) Any Liability related to any breach of any Assumed Contract or Assumed Lease occurring prior to the Closing.

          (g) Any Liability to SuperComm, Inc. ("SuperComm") or any other person with respect to any revenue sharing, leasing or similar arrangement with respect to the Units.

          Section 1.06  Purchase Price for Assets.

          (a) The Purchase Shares. As consideration for the Assets and the Corporate Office/Warehouse Assets, at Closing, Rentrak shall issue and deliver to the Company 890,000 shares of Rentrak Stock (the "Purchase Shares").

          (b)  Determination of Inventory Adjustment Amount.

          (i) On the third and fourth days preceding the Closing Date, the Company shall take a physical inventory of the Stores and deliver to Rentrak a statement of such inventory (the "Company Inventory Statement") which identifies for each Store the number of VHS pre-recorded videocassettes held for, or out on, rental ("Rental Units"), VHS pre-recorded videocassettes held for sale and 16-bit game Units held for, or out on, rental (collectively, "Total Units").

          (ii) On and after the day that is two days preceding the Closing Date, Rentrak shall have the right to take a physical inventory of the Stores and deliver to the Company a statement of such inventory (the "Purchaser Inventory Statement"). The Purchaser Inventory Statement shall contain the inventory results for all Stores at which Rentrak took a physical inventory. Rentrak shall use its best efforts to complete its inventory by 12:00 noon, Dallas time, on the day immediately preceding the Closing Date. After Rentrak has completed its inventory, the Company or Rentrak may do a second inventory count to resolve questions which either party might have. If Rentrak shall not have completed its physical inventory by 12:00 noon, Dallas time, on the day before the scheduled Closing Date, then the Company shall have the right to delay the Closing by one business day, or to such other day as the parties may mutually agree. If the Closing is delayed pursuant to the preceding sentence, and if Rentrak shall not have completed its physical inventory by 12:00 noon, Dallas time, on the day before the re-scheduled Closing Date, then either party shall have the right to terminate this Agreement (without liability) or the Closing shall be re-scheduled to a date mutually agreed upon by the parties. If, after completion of Rentrak's physical inventory, the parties are unable to agree on a Closing Inventory Statement (as defined below), then either the Company or Rentrak shall have the right to delay the Closing by one business day, or to such other day as the parties may mutually agree. If the Closing is delayed pursuant to the preceding sentence, and if the parties are unable to agree on the Closing Inventory Statement prior to the Closing Date, then either party shall have the right to terminate this Agreement (without liability) or the Closing shall be re-scheduled to a date mutually agreed upon by the parties.

          (iii) In the event Rentrak takes a physical inventory of at least 15 Stores, Rentrak shall compare its inventory for such Stores as reflected on the Purchaser Inventory Statement with the Company's inventory for such Stores as reflected on the Company Inventory Statement. Based on that comparison, the parties shall calculate the Total Units and the Rental Units for all of the Stores (the "Closing Inventory") in accordance with the following examples. For example, if the aggregate number of Total Units reflected on the Purchaser Inventory Statement for all of the Stores, the inventory of which is reflected on the Purchaser Inventory Statement, is 2% less than the number of Total Units reflected on the Company Inventory Statement for such Stores, then the Closing Inventory for Total Units for all Stores shall be deemed to equal the number of Total Units for all Stores as reflected on the Company Inventory Statement less 2%. Similarly, if the aggregate number of Rental Units reflected on the Purchaser Inventory Statement for such Stores is 5% more than the number of Rental Units reflected on the Company Inventory Statement, then the Closing Inventory for Rental Units for all Stores shall be deemed to equal the number of Rental Units for all Stores as reflected on the Company Inventory Statement plus 5%. In the event Rentrak does not take an inventory of at least 15 Stores, then the Company Inventory Statement shall be deemed to be the "Closing Inventory." The Closing Inventory shall not include (i) Rental Units which are out on Rental but have not been returned within fourteen days after the date of rental or (ii) game Units which are not 16-bit.

          (iv) Promptly upon completing its physical inventory, Rentrak shall deliver to the Shareholder a certificate in the form of
          Schedule 1.06 (the "Certificate") setting forth the calculation of the Inventory Shortfall (as defined on Schedule 1.06), if any, based on the Closing Inventory. In the event that there is an Inventory Shortfall, then prior to the Closing, the Company shall deliver additional Rental Units to Rentrak in an amount equal to the Inventory Shortfall; provided that such additional Rental Units may not include more than fifteen copies of any one title; provided further that if the Inventory Shortfall can not be made up prior to the Closing, then at Closing the Company shall deliver a certified check payable to Rentrak in an amount equal to the Inventory Adjustment Amount (as calculated on the Certificate). Rentrak shall hold, and not cash or deposit, the check, and shall return, or cash or deposit, such check in accordance with Section 1.06(b)(v).

          (v) Within 10 calendar days after the Closing (the "Adjustment Period"), the Company may deliver to Rentrak additional Rental Units which will offset any or all of the Inventory Adjustment Amount (based on a value of $15 per Unit) and with such additional Rental Units not including more than fifteen copies of any one title. After the conclusion of the Adjustment Period, if there is no remaining Inventory Shortfall (i.e., if the Company has made up the entire Inventory Shortfall), Rentrak shall return the check to the Company, and if there remains an Inventory Shortfall (i.e., if the Company has not made up the entire Inventory Shortfall), Rentrak may cash or deposit the check in its account and shall promptly refund to the Company any portion of the Inventory Adjustment Amount which has been offset by the delivery of additional Rental Units by the Company during the Adjustment Period.

          (c)  Registration and Sale of Purchase Shares.

          (i) As soon as practicable, but in any event no later than December 31, 1995, Rentrak shall file with the Securities and Exchange Commission (the "Commission") a post-effective amendment or a new registration statement on any appropriate form under the Securities Act of 1933, as amended (the "Securities Act") with respect to the offering and sale or other disposition of the Purchase Shares by the Shareholder or the Company (each, a "Holder"). Rentrak agrees to use its best efforts to cause such post-effective amendment or registration statement to become effective. Each Holder agrees to cooperate with and provide assistance to Rentrak, as Rentrak may reasonably request, in connection with any registration and sale of shares of the Purchase Shares.

          (ii) No Holder shall sell or otherwise transfer ("Transfer") more than 150,000 of the Purchase Shares in any one fiscal quarter; provided, that no Purchase Shares shall be Transferred prior to December 31, 1995 except for Transfers to Rita Brown, the children of the Shareholder or trusts for the benefit of such children (provided, that any such transferee shall be a "Holder" for all purposes under this Agreement and shall agree in writing to be bound by the provisions of this Section 1.06(c)).

          (iii) Rentrak agrees that it will (A) prepare and file with the Commission, any amendments or supplements to such registration statement or prospectus which may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the offer of the Purchase Shares covered by such registration statement for a period of two years from the effective date of the registration statement or post-effective amendment; (B) prepare and promptly file with the Commission and promptly notify the Holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statement therein or omission therefrom if, at any time when a prospectus relating to such Purchase Shares is required to be delivered under the Securities Act, any event with respect to Rentrak shall have occurred as a result of which any prospectus would include an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading; (C) in case either Holder is required to deliver a prospectus, prepare promptly such amendment or amendments to such registration statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of
          Section 10(a)(3) of the Securities Act; (D) advise the Holders promptly after Rentrak shall receive notice or obtain knowledge of the issuance of any stop order by the Commission suspending the effectiveness of any such registration statement or amendment thereto or of the initiation or threatening of any proceedings for that purpose, and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; (E) use its best efforts to qualify such Purchase Shares for sale under the securities or "blue sky" laws of such states within the United States as each Holder may reasonably designate, except that Rentrak shall not be required in connection therewith or as a condition thereto to qualify to do business in any such state or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject; and (F) furnish to the Holders, as soon as available, copies of any such registration statement and each preliminary and final prospectus, or supplement or amendment required to be prepared with respect thereto, all in such quantities as they may from time to time reasonably request.

          (iv) Each Holder agrees that, upon receipt of any notice from Rentrak of the happening of any event of the kind described in clause (iii)(B) of this Section 1.06(c), such Holder will forthwith discontinue disposition of the Purchase Shares until such Holder has received copies of the supplemented or amended prospectus contemplated by clause (iii)(B), or until such Holder is advised in writing by Rentrak that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the prospectus, and, if so directed by Rentrak, such Holder will deliver to Rentrak all copies, other than permanent file copies, then in such Holder's possession of the prospectus covering such the Purchase Shares current at the time of receipt of such notice.

          (v) Rentrak shall pay all expenses (the "Registration Expenses") incident to the registration of the Purchase Shares under this
          Section 1.06(c), including, without limitation, all registration, filing and NASD fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for Rentrak and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, premiums and other costs of policies of insurance purchased by Rentrak at its option against liabilities arising out of the public offering of such Purchase Shares and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities. With respect to sales of Purchase Shares, the Holders shall pay all underwriting discounts and commissions and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Purchase Shares, the fees and disbursements of counsel retained by the Holders and transfer taxes, if any.

          (vi) Through the date which is three years after Closing, provided that Rentrak has any securities registered under
          Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Rentrak will file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if Rentrak is not required to file such reports, will upon the request of any Holder, make publicly available, at Rentrak's own cost and expense, other information for a period of up to four months) and will take such further action as such Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell the Purchase Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission.

          Section 1.07  Allocation of Purchase Shares

          The value of the Purchase Shares shall be allocated among the Assets in the manner required by Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code") and regulations thereunder. Schedule 1.07 attached hereto sets forth the amounts allocable to the various Assets. Rentrak and the Company agree to each prepare and file on a timely basis with the Internal Revenue Service substantially identical initial and supplemental Internal Revenue Service Forms 8594 "Asset Acquisition Statements Under Section 1060" consistent with Schedule 1.07.

          Section 1.08  Prorations

          (a) Utilities; Taxes. On the Closing Date, or as promptly as practicable following the Closing Date, the real and personal property taxes, water, gas, electricity and other utilities, common area maintenance reimbursements to lessors, local business or other license fees or taxes, merchants' association dues and other similar periodic charges payable with respect to the Assets or the Business shall be prorated between Rentrak, on the one hand, and the Company, on the other, effective as of the Closing Date. If the real property tax rate for the current tax year is not established by the Closing Date, the prorations shall be made on the basis of the rate in effect for the preceding tax year and shall be adjusted when the exact amounts are determined. All such prorations shall be based upon the most recent available assessed value of any Store prior to the Closing Date. Without limiting the foregoing, if an expense is paid in cash at the Store on or after the Closing Date and the expense relates to a Liability arising prior to the Closing Date, the Company shall reimburse Rentrak for such expense.

          (b) Rents. The Company shall pay all rent under the Assumed Leases through the end of the month in which the Closing occurs, and Rentrak shall reimburse the Company for such rent accrued on and after the Closing Date through the end of the month in which the Closing occurs. Payments of percentage rent, if any, due under the provisions of the Assumed Leases shall be adjusted to the Closing Date as follows. Rentrak shall pay any percentage rent due for periods expiring after the Closing Date under the K-Mart Lease, and the Company shall reimburse Rentrak for that portion of such percentage rent paid by Rentrak and due under the K-Mart Lease based on sales from the commencement of the current lease year through the Closing Date. Within seven (7) calendar days after the Closing Date, the Company will furnish to Rentrak records which evidence the gross sales of the Company at each K-Mart Store to the extent necessary to enable Rentrak to comply with the percentage rent provision of the K-Mart Lease. Rentrak shall provide to the Company, within thirty (30) calendar days before the annual settlement of percentage rent under the K-Mart Lease for the partial year in which the Company was operating such K-Mart Store, a statement showing the manner of computation of all percentage rent due under the K-Mart Lease for such year. Any reimbursement due Rentrak from the Company in respect of its pro rata share of percentage rent shall be paid within fifteen
          (15) calendar days after written demand therefor by Rentrak.
          With respect to the Wal-Mart Lease, at the Closing, the Company shall deliver to Rentrak a check in the amount equal to the percentage rent due with respect to sales through a recent practicable date preceding the Closing Date, which shall be no earlier than three days prior to Closing. To the extent that Rentrak is required to pay any percentage rent under the Wal-Mart Lease with respect to sales occurring prior to the Closing Date, the Company shall promptly reimburse Rentrak for any such percentage rents, and to the extent that Rentrak receives any refund with respect to percentage rents from Wal-Mart with respect to sales occurring prior to Closing, Rentrak will remit that refund to the Company.

          Section 1.09 Closing. The closing of the transactions contemplated in this Agreement (the "Closing") shall take place on August 31, 1995 at the Corporate Office/Warehouse, or such other date or place as shall be mutually acceptable to the parties (the "Closing Date"); provided, however, that if either party's conditions to Closing shall not have been satisfied or waived on or before August 31, 1995, such party, by written notice to the other party, may extend the Closing Date to the day such party's conditions to Closing are satisfied or waived; provided, further, that in no event will the Closing Date be so extended beyond the Outside Date without the parties' mutual written consent.

          Section 1.10 Closing Costs; Transfer Taxes and Fees. The Company and Rentrak each shall be responsible for one half of any documentary and transfer taxes and any other taxes imposed by reason of the transfer of the Assets provided hereunder and any deficiency, interest or penalty asserted with respect thereto.


          ARTICLE II   REPRESENTATIONS AND WARRANTIES OF
          SHAREHOLDER AND THE COMPANY

          As an inducement to Rentrak to enter into this Agreement, each of the Shareholder and the Company hereby makes the following representations and warranties to Rentrak jointly and severally.

          Section 2.01 Disclosure Schedule. The Shareholder and the Company have heretofore delivered to Rentrak a schedule (the "Disclosure Schedule") containing certain information regarding the Shareholder and the Company as indicated at various places in this Agreement. All information set forth in the Disclosure
          Schedule is true, correct and complete in all material respects as of the date of this Agreement, and shall be true, correct and complete in all material respects on and as of the Closing Date, and shall be deemed for all purposes of this Agreement to constitute an integral part of this Agreement and of the representations and warranties of the Shareholder and the Company contained herein.

          Section 2.02 Incorporation and Qualification of the Company and Authority of the Company and the Shareholder.

          (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by the Company and to carry on the Business.

          (b) The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities requires such qualification, except for such jurisdictions where the failure to be so qualified would not have a materially adverse effect upon the Business, condition, results of operations, prospects or operations of the Company taken as a whole. All jurisdictions in which the Company is qualified to do business are set forth in Section 2.02 of the Disclosure Schedule. Section 2.02 of the Disclosure Schedule contains true, correct and complete copies of the Company's Certificate of Incorporation and Bylaws, as amended through the date hereof.

          (c) The Company has all requisite power and authority to enter into this Agreement, the Voting Agreement and the Non-Compete Agreement, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. No proceedings on the part of the Company are necessary to authorize this Agreement, the Voting Agreement and the Non-Compete Agreement, and the transactions contemplated hereby and thereby, except such proceedings as have been completed. Upon execution and delivery, each of this Agreement, the Voting Agreement and the Non-Compete Agreement, will constitute a valid and legally binding obligation of the Company, enforceable against it in accordance with its terms.

          (d) The Shareholder has all requisite power and authority to enter into this Agreement, the Voting Agreement and the Non-Compete Agreement, to carry out his obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. No proceedings on the part of the Shareholder are necessary to authorize this Agreement, the Voting Agreement and the Non-Compete Agreement, and the transactions contemplated hereby and thereby, except such proceedings as have been completed. Upon execution and delivery, each of this Agreement, the Voting Agreement and the Non-Compete Agreement, will constitute a valid and legally binding obligation of the Shareholder, enforceable against him in accordance with its terms.

          Section 2.03 Capital Stock of the Company. The Shareholder owns, and at the Closing the Shareholder and his children and Rita Brown will own, of record and beneficially all of the outstanding common stock of the Company, which represents all of the outstanding equity interest in the Company. There are no options, warrants or rights of conversion or exchange or other rights, agreements, arrangements or commitments obligating, or which may obligate, directly or indirectly, the Shareholder, or the Company to sell or issue any additional shares of the Company's capital stock or other securities of the Company.

          Section 2.04 No Conflict; Consents. Assuming all consents, approvals, assignments, releases, estoppel certificates, termination statements or similar authorizations ("Consents") and other actions described in Section 2.04 of the Disclosure Schedule have been obtained and all filings and notifications listed in Section 2.04 of the Disclosure Schedule have been made, the execution, delivery and performance of this Agreement, the Voting Agreement and the Non-Compete Agreement, by the Share-holder and the Company, and the consummation of the transactions contemplated hereby and thereby, do not and will not:

          (a) violate or conflict with the Certificate of Incorporation or Bylaws of the Company;

          (b) conflict with or violate any law, statute, ordinance, rule, regulation, order, writ, judgment, injunction, decree, ruling, stipulation, determination or award (collectively, a "Governmental Order") entered by or with any federal, state or local governmental authority, regulatory or administrative agency, or governmental commission, court, tribunal or arbitral body (collectively, the "Governmental Authority") applicable to the Company or the Business or the Shareholder;

          (c) conflict with, result in any breach of, or constitute a Default (as defined below) under, any Assumed Contract or Assumed Lease, or result in the creation of any Lien on the Company or any of the Assets;

          (d) require the Company, or the Shareholder to notify or obtain any License or Consent from any Governmental Authority or other person (except as described in Section 2.04 of the Disclosure Schedule); or

          (e) result in any other event that would, or is reasonably likely to, affect the ability of the Shareholder or the Company to consummate the transactions contemplated hereby.

          "Default" with respect to any Contract shall mean (i) any breach of or default under such Contract, (ii) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under such Contract, or (iii) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under such Contract.

          Section 2.05 No Subsidiaries or Other Business Entities. There are no corporations, partnerships, joint ventures or other entities in which the Company owns, of record or beneficially, any direct or indirect equity interest or any right (contingent or otherwise) to acquire the same.

          Section 2.06  Corporate Records of the Company; Delivery of
          Documents.

          (a) The stock records and minute books of the Company heretofore made available to Rentrak by the Shareholder fully reflect all minutes of meetings, resolutions and other material actions and proceedings of its shareholders and board of directors and all committees thereof, all issuances, transfers and redemptions of their capital stock of which the Company or the Shareholder is aware, correctly show the total number of shares of their capital stock issued and outstanding on the date hereof, and contain true, correct and complete copies of the Company's Certificate of Incorporation and Bylaws and all amendments thereto through the date hereof. The Books and Records of the Company with respect to the Assets or the Business fairly reflect, in accordance with generally accepted accounting principles; (i) all material transactions of the Company relating to the Assets or the Business; and (ii) all material items of income and expense, assets and liabilities and accruals relating to the Assets or the Business. With respect to the Assets and the Business, the Company has not engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts or funds which have been and are reflected in the normally maintained Books and Records of the Company.

          "Books and Records" shall mean (i) all records and lists of the Company pertaining to the Assets or the Business, (ii) all records and lists pertaining to the Assets, Business, customers, suppliers or personnel of the Company, (iii) all product, business and marketing plans of the Company relating to the Assets or the Business and (iv) all books, ledgers, files, reports, plans, drawings and operating records of every kind maintained by the Company which relate to the Assets or the Business, but excluding the originals, but not copies, of the Company's minute books, stock books, accounting records (other than accounting records which relate primarily to the Stores) and Tax returns. The Books and Records shall not include any of the foregoing insofar as such items do not relate to the Assets or the Business.

          (b) The Company has delivered to Rentrak true, correct and complete copies of Assumed Contracts and Assumed Leases (including all amendments, supplements, modifications or waivers currently in effect). All documents made available to Rentrak by or on behalf of the Shareholder are true, correct and complete copies of the documents purported to be furnished.

          Section 2.07 Financial Statements. On or prior to the date hereof, the Shareholder has caused the Company to deliver to Rentrak copies of the audited Balance Sheet of the Company as of December 31, 1994, and the unaudited Statement of Operations for the year then ended, and the Company's unaudited financial statements as of July 31, 1995 and for the seven-month period then ended. The Balance Sheet of the Company dated July 31, 1995 is hereinafter referred to as the "July Balance Sheet." All of such financial statements are in accordance with the Books and Records of the Company, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior years of the Company, except with respect to the unaudited financial statements, the absence of notes and subject to normal year-end adjustments, and present fairly and accurately, in all material respects, the assets, liabilities (including all reserves) and financial condition of the Company as of the respective dates thereof and the consolidated results of its operations for the periods then ended.

          Section 2.08 Accounts Receivable. Section 2.08 of the Disclosure Schedule lists all accounts and notes receivable (whether current or noncurrent), refunds, deposits, prepayments or prepaid expenses (including without limitation any prepaid insurance premiums) of the Company arising from or relating to the Business as of July 31, 1995 (the "Accounts Receivable").
          All such Accounts Receivable, and all similar receivables arising since July 31, 1995 held by the Company are valid obligations of the respective makers thereof. The receivables reflected on the July Balance Sheet which relate to the Business do not include any material uncollectible receivables that are not properly reserved for as set forth on the July Balance Sheet.

          Section 2.09  Inventory.

          (a) Subject to amounts reserved on the July Balance Sheet, the values at which all Inventory are carried on the July Balance Sheet reflect the historical inventory valuation policy of the Company of stating such inventory at the lower of average cost or market value with respect to merchandise Inventory and the lower of amortized cost or market value with respect to rental Inventory. The Inventory reflected on the July Balance Sheet was acquired and has been maintained in accordance with the regular business practices of the Company and is in a condition such that it could be sold or rented in the ordinary course of the Business consistent with past practice. "Inventory" shall mean all of Company's Units held for resale or rental in connection with the Business.

          (b) Neither the Shareholder nor the Company is aware of any reason that the Company Inventory Statement is inaccurate or incomplete in any material way.

          Section 2.10 Absence of Certain Changes or Events. Except as described in the Disclosure Schedule, or as set forth on the financial statements as of July 31, 1995 or the seven-month period then ended, since December 31, 1994, with respect to the Assets or the Business there has not been any:

          (a) material adverse change in the financial condition, working capital, shareholders' equity, assets, liabilities, reserves, revenues, earnings or business of the Company relating to the Business;

          (b) change in accounting methods, principles or practices by the Company;

          (c) damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the Assets or the Business;

          (d) material increase in the rate of compensation payable or to become payable to any director, officer or other employee of the Company or any consultant or agent of the Company, including without limitation the making of any loan to, or the payment, grant or accrual of any bonus, incentive compensation, severance, service award or other similar benefit to, any such person, or the addition to, modification of, or contribution to any Employee Plan, arrangement, or practice described in the Disclosure Schedule other than (i) in accordance with the normal practices of the Company or (ii) the extension of coverage to others who become eligible after December 31, 1995;

          (e) material amendment or cancellation or termination of any Assumed Contract, Assumed Lease or License;

          (f) mortgage, pledge or other encumbrance of any Assets, other than Permitted Liens;

          (g) sale, assignment or transfer of any Assets, other than in the ordinary course of the Business, including any sale, assignment or transfer of more than 50 Units in any one transaction or series of transactions with the same buyer or related buyers;

          (h) incurrence by the Company of Liabilities, except Liabilities incurred in the ordinary course of the Business and consistent with past practice, or increase or change in any assumptions underlying or methods of calculating, any doubtful account contingency or other reserves of the Company;

          (i) payment, discharge or satisfaction of any Liabilities of the Company other than the payment, discharge or satisfaction in the ordinary course of the Business and consistent with past practice of Liabilities reflected or reserved against in the Company's financial statements as of December 31, 1994, or incurred in the ordinary course of the Business;

          (j) failure to pay or satisfy when due any obligation of the Company, except where the failure would not have a materially adverse effect on the Company taken as a whole;

          (k) failure of the Company to carry on diligently the Business in the ordinary course;

          (l)  disposition or lapsing of any Intellectual Property; or

          (m) agreement by the Company to do any of the things described in the preceding clauses (a) through (m) other than as expressly provided for herein.

          Section 2.11 Liabilities. Except (i) as reflected on Schedule 2.11, (ii) the July Balance Sheet (to the extent not paid or discharged since the date thereof), or (iii) Liabilities incurred in the ordinary course of the Business since the date of the July Balance Sheet, there are no Liabilities of the Company with respect to the Assets or the Business. "Liabilities" shall mean any direct or indirect liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of or by any person (other than endorsements of notes, bills and checks presented to banks for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute, contingent, matured, unmatured or other.

          Section 2.12 Litigation. Except as set forth in Section 2.12 of the Disclosure Schedule, there are no pending, or to the Shareholder's or the Company's knowledge, threatened, claims, actions, suits, criminal prosecutions, governmental audits or investigations, arbitrations or proceedings ("Litigation") (a) by or against (i) the Company or any of its respective assets or properties, (ii) any officers or directors of the Company as such, or (iii) the Shareholder in his capacity as a shareholder of the Company, (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement, (c) that involve the risk of criminal liability or (d) in which the Company is a plaintiff.

          Section 2.13 Licenses. The Company is the holder of all licenses, authorizations, permits and certificates (the "Licenses") required by any Governmental Authority or any other person to conduct the Business, except where the failure to hold such License would not have a materially adverse effect upon the Company's Business, Assets, condition, results of operation, prospects or operations taken as a whole, and all of such Licenses are now in full force and effect. Section 2.13 of the Disclosure Schedule contains a list of all current Licenses and applications for Licenses currently held by the Company with respect to the Business or the Assets, which Schedule shall be delivered at Closing. The Company is not in material Default, nor has it received any notice of any claim of Default, with respect to any such License. No present or former shareholder, director, officer or employee of the Company any affiliates of any of them, or any other person, firm, corporation or other entity owns or has proprietary, financial or other interest (direct or indirect) in any License which the Company owns, possesses or uses.

          Section 2.14 Compliance with Laws. The Company has conducted the Business in accordance with each applicable Governmental Order. The Company has not violated in any material respect any Governmental Order applicable to the Business or by which any of the Assets is subject, bound or affected. The Company has made all filings or notifications required to be made by it under any Governmental Order applicable to the Business. Section 2.14 of the Disclosure Schedule lists all states and other U.S. or foreign jurisdictions in which the Company has so registered or filed. Neither the Company, nor any officer, employee or agent of, nor any consultant to, the Company has unlawfully offered, paid, or agreed to pay, directly or indirectly, any money or anything of value to, or for the benefit of, any individual who is or was a candidate for public office, or an official or employee of any governmental or regulatory body or authority or an officer or employee of any client, customer or supplier of the Business.

          Section 2.15 Intellectual Property. Section 2.15 of the Disclosure Schedule lists all trademarks, service marks, trade names and copyrights used in the conduct of the Business (collectively, the "Intellectual Property"). Except as set forth in Section 2.15 of the Disclosure Schedule, neither the Company nor the Shareholder has received any notice of infringement of the rights of others with respect to such Intellectual Property.

          Section 2.16  Sufficiency of and Title to the Assets

          (a) The Assets conveyed to Rentrak pursuant to this Agreement constitute all of the assets owned or held for use by the Company in the Business (other than the Excluded Assets).

          (b) The Company owns and shall convey to Rentrak at Closing good and marketable title to the Assets (other than the Assumed Leases) owned by the Company, in each instance free and clear of any and all Liens other than (i) landlord liens and (ii) liens for current taxes not yet due ("Permitted Liens"). With respect to the Business, the Company has no obligation or Contract with SuperComm or any other person with respect to any revenue sharing, leasing or similar arrangement with respect to the Units other than an agreement with SuperComm (the "SuperComm Agreement") which can be terminated in accordance with its terms by the Company at the Closing.

          (c) None of the Stores is subject to any ordering or reporting or other requirements with respect to the Units except for the SuperComm Agreement. To the extent that Inventory contains any Units that the Company previously has obtained (through rental, revenue-sharing agreement or otherwise) from SuperComm or any other revenue-sharing provider, on and subsequent to the Closing Date, Rentrak shall have no obligation or liability to Supercomm or any such other revenue-sharing provider arising out of an event or condition related to the Company prior to Closing.

          (d) There are no Assets located at any location other than the K-Mart Stores or the Wal-Mart Stores or the Corporate
          Office/Warehouse. Except as set forth in Schedule A, all Stores are located in K-Mart Stores or Wal-Mart Stores which are SuperCenter locations which include grocery operations.

          Section 2.17 Tangible Personal Property Assets, Real Property and Assumed Leases.

          (a)  Tangible Personal Property Assets.   "Tangible Personal
          Property Assets" shall mean computers, computer software, inventory systems, equipment, parts, supplies, furniture, fixtures, and other tangible personal property. Each Store has a fully operational point-of-sale computer system equipped with a "Spectrum" point-of-sale system, or, with respect to the five (5) Stores identified in Section 2.17(a) of the Disclosure Schedule, a "UBS" point-of-sale system, and all necessary racks, cabinets and shelving. Other than the Assumed Leases, the Company is not a party or otherwise bound by any lease which relates in whole or in part to the Tangible Personal Property Assets related to the Business (other than a lease with respect to the credit card machines that is an Assumed Contract). The Tangible Personal Property Assets related to the Business are as a whole in good operating condition and repair and are usable in the ordinary course of the Business consistent with past practice and conform in all material respects to all applicable Governmental Orders relating to their use and operation. Except as set forth in
          Section 2.17 of the Disclosure Schedule, the Company owns and has good and marketable title to the Tangible Personal Property Assets related to the Business free and clear of all Liens other than Permitted Liens. Schedule A states the number of point-of-sale workstations located at each Store location.

          (b) Real Property. The Company does not own any real property or hold any option to purchase any real property.

          (c) Assumed Leases. The Company has valid leasehold interests in the premises under the Assumed Leases, subject only to the rights of the fee owners, any Liens upon the fee owners' interests in the leased premises (and not subject to any Lien upon the Company's leasehold interest therein) and the rights of Funcoland with respect to three Stores. Section 2.17 of the Disclosure Schedule contains with respect to each Assumed Lease the location, rents and term, description of any relationship with respect to the Assumed Lease or the premises which the Company or the Shareholder has with the lessor (such as a management contract or ownership interest) and which reflects any modifications or amendments (whether in writing or otherwise) that the Company has with the lessor under such Assumed Lease with respect to rents (including rent concessions) and term of the Assumed Lease. True, complete and correct copies of the Assumed Leases together with all amendments thereto, have been previously delivered to Rentrak. All of the Assumed Leases are valid, binding, and enforceable against the Company in accordance with their terms and the Company has fulfilled, or taken all action necessary to enable it to fulfill when due, all of its material obligations under each of such Assumed Leases. The Company has not received any notice of Default under an Assumed Lease which remains uncured or unwaived, there are no Defaults on the part of the Company under an Assumed Lease which would give the lessor thereunder the right to terminate the Assumed Lease nor, to the knowledge of the Shareholder, does there exits any event, condition or occurrence which, with the giving of notice or the lapse of time or both would constitute any other Default under any such Assumed Lease. As of the Closing Date, the Excluded Lease shall have expired and the Company shall occupy the Corporate Office/Warehouse pursuant to a month-to-month lease with the landlord under the Excluded Lease.

          (d)  Stores.

          (i) Each of the Stores is supplied with utilities (including without limitation water, sewage, disposal, electricity, gas and telephone) and other services necessary for the operation of such Store as currently operated, and there is no condition which would reasonably be expected to result in the termination of the present access of the Store to such utilities.

          (ii) There are no pending or, to the best knowledge of the Company and the Shareholder, threatened condemnation proceedings or other Litigation relating to any Store.

          (iii) The Company has not received notice of any special assessment relating to any Store or any portion thereof and there is no pending or, to the best knowledge of the Company or the Shareholder, threatened special assessment.

          (iv) To the Shareholder's and the Company's knowledge, the improvements located in or on the Stores are structurally sound with no known material defects (in good operating condition and repair) subject to ordinary wear and tear and not in need of maintenance or repair except for ordinary routine maintenance and repair, the cost of which would not be material.

          Section 2.18  Employee Benefit Matters.

          (a)  Definitions.  The following terms, when used in this
          Section 2.18, shall have the following meanings:

          (i)   Benefit Arrangement.   Benefit Arrangement  shall mean any
          employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including without limitation any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including without limitation any voluntary employees' beneficiary association as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (A) is not a Welfare Plan or Pension Plan, (B) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by the Company or an ERISA Affiliate or under which the Company or any ERISA Affiliate may incur any liability, and (C) covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

          (ii)  Employee Plans.   Employee Plans  shall mean all Benefit
          Arrangements, Pension Plans and Welfare Plans.

          (iii) ERISA.   ERISA  shall mean the Employee Retirement Income
          Security Act of 1974, as amended from time to time.

          (iv)  ERISA Affiliate.   ERISA Affiliate  shall mean any entity
          which is (or at any relevant time was) a member of a controlled group of corporations with, under common control with, or a member of an affiliated service group with, the Company as defined in Section 414(b), (c), (m) or (o) of the Code.

          (v)   PBGC.   PBGC  shall mean the Pension Benefit Guaranty
          Corporation.

          (vi)  Pension Plan.   Pension Plan  shall mean any  employee
          pension benefit plan as defined in Section 3(2) of ERISA (other than a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA) (A) which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the six years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

          (vii) Welfare Plan.   Welfare Plan  shall mean any  employee
          welfare benefit plan  as defined in Section 3(1) of ERISA,
          (A) which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

          (b) Disclosure; Delivery of Copies of Relevant Documents and Other Information. Section 2.18 of the Disclosure Schedule contains a complete list of Employee Plans. True and complete copies of each of the following documents have been delivered by the Company to Buyer: (i) each Welfare Plan and Pension Plan (and, if applicable, related trust agreements) and all amendments thereto, all written interpretations thereof and written descriptions thereof which have been distributed by the Company or any ERISA Affiliate to the employees of the Company or any ERISA Affiliate and all annuity Contracts or other funding instruments, (ii) each Benefit Arrangement including written interpretations thereof and written descriptions thereof which have been distributed to the employees of the Company or any ERISA Affiliate and a complete description of any Employee Plan which is not in writing, (iii) the most recent determination or opinion letter, if any, issued by the Internal Revenue Service with respect to each Pension Plan and each Welfare Plan, (iv) for the two most recent plan years, Annual Reports on Form 5500
          Series required to be filed with any governmental agency for each Pension Plan, and (v) a description setting forth the amount of any liability of the Company or any ERISA Affiliate as of the Closing Date for payments more than 30 days past due with respect to each Welfare Plan. The Company is not, and has not been for any of the last three plan years, required to prepare actuarial reports for any Pension Plan. The Company's vacation policy provides that employees will accrue vacation from and after the first six months of employment with the Company. The Company will deliver to Rentrak a list of all Store Employees who have accrued vacation and the number of days of such accrued vacation which they will have as of the Closing Date.

          (c)  Representations.

          (i)  Multiemployer Plans.   Neither the Company nor any ERISA
          Affiliate maintains, administers, contributes to or is required to contribute to any "multiemployer welfare plan" as defined in
          Section 3(37) of ERISA, "multiemployer plan" as defined in
          Section 4001(a)(3) of ERISA or Pension Plan, after September 25, 1980, maintained, administered, contributed to or was required to contributed to any such plan.

          (ii) Welfare Plans

          a. Each Welfare Plan has been maintained in compliance with its terms and, both as to form and operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Welfare Plan, including without limitation ERISA and the Code.

          b. None of the Company, any ERISA Affiliate or any Welfare Plan has any present or future obligation to make any payment to, or with respect to any present or former employee of the Company or any ERISA Affiliate pursuant to, any retiree medical benefit plan, or other retiree Welfare Plan, and no condition exists which would prevent the Company from amending or terminating any such benefit plan or Welfare Plan.

          c.  Each Welfare Plan which is a  group health plan,  as defined in
          Section 607(1) of ERISA has been operated in compliance with provisions of Part 6 of Title I, Subtitle B of ERISA and Sections 162(k) (for plan years beginning before January 1, 1989) and 4980B of the Code at all times.

          (iii) Benefit Arrangements. Each Benefit Arrangement has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement, including without limitation the Code.

          (iv) At-Will Employment. Except as provided by applicable law, the employment of all persons presently employed or retained by the Company is terminable at will.

          (v) Unrelated Business Taxable Income. No Employee Plan (or trust or other funding vehicle pursuant thereto) is subject to any tax under Code Section 511.

          (vi) Deductibility of Payments. There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company (with respect to their relationship with such entities) that, individually or collectively, provides for the payment by the Company of any amount (i) that is not deductible under Section 162(a)(1) or 404 of the Code or (ii) that is an excess parachute payment  pursuant to Section 280G of the Code.

          (vii) Fiduciary Duties and Prohibited Transactions. Neither the Company nor any plan fiduciary of any Welfare Plan, has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any prohibited transaction, as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code, or has otherwise violated the provisions of Part 4 of Title I, Subtitle B of ERISA. the Company has not knowingly participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any Welfare Plan and has not been assessed any civil penalty under Section 502(l) of ERISA.

          (viii) No Amendments. Neither the Company nor any ERISA Affiliate has any announced plan or legally binding commitment to create any additional Employee Plans or to amend or modify any existing Employee Plan.

          (ix) No Other Material Liability. No event has occurred in connection with which the Company or any ERISA Affiliate or any Employee Plan, directly or indirectly, could be subject to any material liability in effect as of the date of this Agreement and as of the Closing Date (A) under any statute, regulation or governmental order relating to any Employee Plans or (B) pursuant to any obligation of the Company or any ERISA Affiliate to indemnify any person against liability incurred under any such statute, regulation or order as they relate to the Employee Plans.

          (x) Insurance Contracts. Neither the Company nor any Employee Plan holds as an asset of any Employee Plan any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract issued by an insurance company that is the subject of bankruptcy, conservatorship or rehabilitation proceedings.

          (xi) No Acceleration or Creation of Rights. Neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby will result in the acceleration or creation of any rights of any person to benefits under any Employee Plan (other than accrued vacation benefits).

          Section 2.19  Labor Matters.

          (a) The Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company with respect to the Business. The Company has not experienced any attempt by organized labor or its representatives to make the Company conform to demands of organized labor or enter into a binding agreement with organized labor relating to the employees employed in the Business. No strike, slowdown, picketing or work stoppage by any union or other group of employees against the Company or its assets wherever located, and no secondary boycott with respect to its products, lockout by them of any of its employees or any other labor trouble or concerted employee activity or other occurrence, event or condition of a similar material character, has occurred within the last year or, to the Company's knowledge, been threatened with respect to the Business.

          (b) There are no contracts of employment or employee compensation, including, without limitation, (i) contracts to employ or terminate executive officers or other personnel and other contracts with present or former officers, directors or shareholders of the Company with respect to the Business,
          (ii) contracts that will result in the payment by, or the creation of any commitment or obligation (absolute or contingent) to pay on behalf of Rentrak or the Company any severance, termination, "golden parachute," or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement, and (iii) contracts with independent contractors or consultants to which the Company is a party with respect to the Business (other than informal contracts that can be terminated without any liability to the Company, except for post-severance obligations set forth in Section
          2.19(b) of the Disclosure Schedule, incurred in the ordinary course of the Business).

          Section 2.20  Taxes.

          (a) Filing of Tax Returns. The Company has timely filed with the appropriate taxing or other Governmental Authorities all returns, reports, estimates, information returns and statements (collectively, "Returns") required to be filed in respect of any Taxes. The Returns filed are complete, correct and accurate in all material respects.

          (b) Payment of Taxes. Except as set forth in Schedule 2.20, all Taxes of the Company, in respect of periods or portions thereof ending on or before the Closing Date, have been paid, or, except with respect to income taxes, an adequate reserve has been established therefor, and the Company has no Liability for Taxes in excess of the amounts so paid or reserves so established, including any Liability for Taxes due or payable by the Company pursuant to Treasury Reg. Section 1.1502-6 or any similar law, rule or regulation administered by any taxing or other Governmental
          Authority. All Taxes that the Company has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be duly paid to the proper taxing authority.

          (c) Audit History. Except as set forth in Schedule 2.20, no deficiencies for Taxes of the Company have been claimed, proposed or assessed by any taxing or other Governmental Authority.
          Except as set forth in Schedule 2.20, there are no pending or, to the Company's knowledge, threatened audits, investigations, claims or assessments for or relating to any Liability in respect of Taxes of the Company, and there are no matters under discussion with any Governmental Authorities with respect to Taxes that are likely to result in an additional Liability for Taxes.

          (d) Tax Elections. All elections with respect to Taxes affecting the Company as of the date hereof are set forth on the Company's latest Returns. The Company has not: (i) made or will make a deemed dividend election under Reg. Section 1.1502-32(f)(2) or a consent dividend election under Section 565 of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder (the "Code"); (ii) consented at any time under
          Section 341(f)(1) of the Code to have the provisions of
          Section 341(f)(2) of the Code apply to any disposition of the Company's assets; (iii) agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (iv) made an election, or is required, to treat any asset of the Company as owned by another person pursuant to the provisions of Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code; or
          (v) made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local
          Tax provision.

          (e)  Prior Affiliated Groups.   The Company has never been a member
          of an affiliated group of corporations within the meaning of
          Section 1504 of the Code.

          (f) Tax Sharing Agreements. There are no, and at the Closing there will be no, tax-sharing agreements or similar arrangements with respect to or involving the Company, and, after the Closing Date, the Company shall not be bound by any such tax-sharing agreements or similar arrangements (entered into prior to the Closing) or have any Liability thereunder for amounts due in respect of periods prior to the Closing Date.

          (g) Partnerships. The Company is not subject to any joint venture, partnership, or other arrangement or contract which is treated as a partnership for federal income tax purposes.

          (h)  Foreign Person.  For purposes of withholding under
          Section 1445 of the Code, neither the Shareholder nor the Company is a "foreign person" as defined in Section 1445(f)(3) of the Code.

          (i) Definition of Taxes. For purposes of this Agreement, "Taxes" shall mean all Federal, state, local, foreign and other taxes, levies, imposts, assessments, impositions or other similar government charges, including, without limitation, income, estimated income, business, occupation, franchise, real property, payroll, personal property, sales, transfer, stamp, use, employment, commercial rent or withholding, occupancy, premium, gross receipts, profits, windfall profits, deemed profits, license, lease, severance, capital, production, corporation, ad valorem, excise, duty or other taxes, including interest, penalties and additions thereto.

          Section 2.21 Insurance. The following information with respect to each insurance policy to which the Company has been a party with respect to the Business, a named insured, or otherwise, to the knowledge of the Shareholder and the Company, the beneficiary of coverage at any time within the past three years has made available to Rentrak: (a) the name of the broker and insurer;
          (b) the name of the policyholder and the name of each covered insured; (c) the policy number and the period of coverage;
          (d) the amount of coverage and the premium; and (e) a description of the coverage provided by such policy.

          The Company has provided to Rentrak accurate and complete lists, for each of the lines of coverage identified on the Disclosure Schedule with respect to the Business, of loss experience history in excess of $10,000 for the past three years and a description of all claims in excess of $25,000 for the past three years.
          Such insurance is in full force and effect and provides, and during such period provided, coverage to the extent and in the manner which is (a) customary for the industry in which the Business is operated and (b) as may be required by law and by any and all Contracts to which the Company is a party with respect to the Business. The Company is not in material Default under any of such policies or binders, and the Company has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion. No insurer has advised the Company that it intends to reduce or cancel coverage, increase premiums or fail to renew any existing policy or binder with respect to the Business. There are no provisions in such insurance policies for retroactive or retrospective premium adjustments with respect to the Business. Except as set forth in
          Section 2.21 of the Disclosure Schedule, there are no outstanding performance bonds covering or issued for the benefit of the Company with respect to the Business.

          Section 2.22 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby, based upon arrangements made by or on behalf of the Shareholder or the Company.

          Section 2.23  Environmental Legislation.

          (a) For the purposes of this Agreement, the term "Environmental Laws" shall mean all federal, state and local environmental protection, occupational, health and safety or similar laws, ordinances, restrictions, licenses, rules, regulations and permit conditions, including but not limited to the Federal Water Pollution Control Act, Resource Conservation & Recovery Act, Safe Drinking Water Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right to Know or other U.S. or Canadian federal, state, province, or local laws of similar effect, each as amended as of the Closing Date, and the term "Hazardous Materials" shall mean any hazardous or toxic substances, wastes or materials, including without limitation petroleum or petroleum products, defined as such or governed by any applicable Environmental Law.

          (b) Except as described in Section 2.23 of the Disclosure Schedule, (i) throughout the period of the Company's ownership or operation of the Stores, the Company has not received any written notices, directives, violation reports, actions or claims from or by (A) any local, state or federal governmental agency concerning Environmental Laws or (B) any person alleging that, in connection with Hazardous Materials, conditions at any of the Stores or the Company's acts or omissions have resulted in or caused or threatened to result in or cause injury or death to any person or damage to any property, including without limitation, damage to natural resources, and, to the best of the Shareholder's or the Company's knowledge, no such notice, directive, violation report, action, claim or allegation exists; and (ii) to the best of the Shareholder's or the Company's knowledge during the time that the Company has leased any of the Stores, the Stores have been in material compliance with all applicable state, federal and local Environmental Laws.

          Section 2.24 Restrictions. The Company is not a party to any Contract or subject to any restriction or any Governmental Order which affects or restricts the ability of the Company or the Shareholder to consummate the transactions contemplated by this Agreement.

          Section 2.25 Third-Party Options. There are no existing contracts, options, commitments or rights with, to or in any third party to acquire the Company, any Assets or any interest therein or in the Business (other than sales of Inventory in the ordinary course of business).

          Section 2.26 Material Misstatements Or Omissions. No representations or warranties by the Company or the Shareholder in this Agreement, nor any document, exhibit, statement, certificate or schedule furnished to Rentrak pursuant hereto, including without limitation the Disclosure Schedule, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

          Section 2.27 Transactions With Certain Persons. Except as provided for in this Agreement, after the Closing, Rentrak shall have no obligation or liability to any current or former shareholder, officer, director or employee of the Company or any member of any such person's immediate family or any entity in which any such person has a direct or indirect ownership interest (other than by ownership of less than five percent of the issued and outstanding stock of a corporation whose stock is publicly traded) (each, a "Related Party") including without limitation, any Contract (a) providing for the furnishing of services by,
          (b) providing for the rental of real or personal property from, or (c) otherwise requiring payments to (other than for services as officers, directors or employees of the Company or of Rentrak) any such Related Party.

          Section 2.28 Rentrak Stock. The Shareholder and the Company are acquiring the shares of Rentrak Stock solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof, except as contemplated by this Agreement. The Shareholder and the Company acknowledge that the shares of Rentrak Stock have not been registered under the Securities Act or under the securities or "blue sky" laws of any state. This Section 2.28 shall not affect Rentrak's obligations under Section 1.06 with respect to the registration of the Purchase Shares.

          Section 2.29 Assumed Contracts. All of the Assumed Contracts are valid, binding and enforceable against the Company in accordance with their terms. The Company has fulfilled, or taken all action necessary to enable it to fulfill when due, all of their material obligations under each of such Assumed Contracts, and (i) the Company has complied, and to the knowledge of the Shareholder and the Company all other parties to such Assumed Contracts have complied, in all material respects with the provisions thereof, (ii) no party is in material Default thereunder (other than a Default of a payment obligation which is disclosed in the Disclosure Schedule), and (iii) no notice of any claim of Default has been given to the Company. The Company is not a party to any Contract with respect to the Assets or the Business pursuant to which the Company has the right to receive any revenue.

          ARTICLE III   REPRESENTATIONS AND WARRANTIES OF RENTRAK

          As an inducement to the Shareholder to enter into this Agreement, Rentrak represents and warrants to the Shareholder and the Company as follows:

          Section 3.01 Incorporation and Authority. Rentrak is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Oregon and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of Rentrak, and upon execution and delivery of this Agreement this Agreement will be a valid and legally binding agreement of Rentrak.

          Section 3.02 No Conflict. The execution, delivery and performance of this Agreement by Rentrak and the consummation of the transactions contemplated hereby do not and will not
          (a) violate or conflict with its Articles of Incorporation or Bylaws (or other similar applicable documents), (b) conflict with or violate any Governmental Order applicable to it, (c) conflict with, result in any breach of, or constitute a Default under, any Contract relating to its business or assets or to or by which it is a party or is otherwise bound or affected, (d) require it to notify or obtain any License or Consent from any Governmental Authority or other person or (e) result in any other event that would, or is reasonably likely to, affect its ability to consummate the transactions contemplated hereby.

          Section 3.03 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Rentrak.

          Section 3.04 Financial Condition. Prior to the date hereof, Rentrak has delivered to the Company and the Shareholder copies of the consolidated Balance Sheet of Rentrak as of March 31, 1994 and March 31, 1995, the consolidated Statements of Operations, Stockholders' Equity and Cash Flows for the years ended March 31, 1993, March 31, 1994 and March 31, 1995 and all related notes and schedules, together with the report thereon of Arthur Andersen & Co., independent certified public accountants, and its unaudited financial statements as of June 30, 1995 and for the three-month period then ended. All of such financial statements (including any related notes and schedules) (collectively, the "Rentrak Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior years of Rentrak and present fairly, in all material respects, the financial condition of Rentrak as of the respective dates thereof and the results of its operations for the periods then ended subject, in the case of the financial statements as of, and for the three-month period ended June 30, 1995, to normal year-end audit adjustments. Rentrak has also delivered to the Company and Shareholder copies of Rentrak's most recent reports to the Commission on forms 10-K and 10-Q and all of Rentrak's annual reports, definitive proxy materials and all reports on form 8-K since the filing of the form 10-K with respect to fiscal year ended March 31, 1995. Such reports are accurate, complete and comply as to form in all material respects with the requirements of the federal securities laws, and none of such reports contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          Section 3.05 Capital Stock of Rentrak. The authorized capital stock of Rentrak consists of 30,000,000 shares of common stock (the "Rentrak Stock"), par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.001 per share, of which 11,220,067 shares of Rentrak Stock and no shares of preferred stock were issued and outstanding as of August 4, 1995. Except as disclosed in the Rentrak Financial Statements and as contemplated by this Agreement, there are no options, warrants or rights of conversion or exchange or other rights, agreements, arrangements or commitments obligating, or which may obligate, directly or indirectly, Rentrak to sell or issue additional shares of its capital stock. Rentrak has reserved sufficient shares of the authorized Rentrak Stock for issuance to the Shareholder as required by the terms of this Agreement, and when issued to the Shareholder hereunder, all of the shares, will be validly issued, fully paid and nonassessable shares of Rentrak Stock.


          ARTICLE IV   ADDITIONAL AGREEMENTS

          Section 4.01 Legend. All share certificates representing shares of Rentrak Stock to be delivered to the Shareholder hereunder shall bear a legend substantially as follows:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION UNDER THE STATE ACTS OR EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS (INCLUDING, IN THE CASE OF THE SECURITIES ACT, THE EXEMPTION AFFORDED BY RULE 144). UNLESS WAIVED BY RENTRAK CORPORATION, RENTRAK CORPORATION SHALL BE FURNISHED WITH AN OPINION OF COUNSEL OPINING AS TO THE AVAILABILITY OF EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION AS A PRECONDITION TO ANY SUCH TRANSFER.

          All such share certificates shall also bear the legend as set forth in the Voting Agreement.

          In connection with any transfers of Rentrak Stock delivered pursuant to this Agreement which are made by or on behalf of the Shareholder pursuant to an effective registration statement, Rentrak will not require the Shareholder to provide the opinion of counsel referred to in such legend. Upon the effectiveness of a registration statement covering the Purchase Shares Rentrak, upon the request of the Shareholder, shall instruct the transfer agent to remove the foregoing legend.

          Section 4.02  Employees

          (a) Rentrak, or a wholly owned subsidiary of Rentrak, may extend offers of employment to those of the Company's employees who are employed at the Stores whom it desires to hire as of the Closing Date (such employees are hereinafter referred to as the "Rehired Employees"), which offers shall be on terms and conditions that Rentrak shall determine in its sole discretion. The number of the Store Employees that Rentrak will not offer to hire, if any, will be less than 50. Immediately prior to the Closing, the Company shall terminate the employment of all of its employees employed at the Stores (the "Store Employees") as of the Closing Date and shall pay all obligations with respect to such Store Employees, and, except with respect to accrued vacation, fulfill all obligations under the applicable employee benefit plans (including any severance, wages and commissions, and other benefits) in respect of periods prior to the Closing. With respect to accrued vacation, at Closing, the Company shall pay Rentrak cash equal to the amount of accrued vacation with respect to the Rehired Employees (based on an amount of accrued vacation which would have accrued from and after the first day of employment with the Company), and after Closing, Rentrak will honor all accrued vacation obligations with respect to such Rehired Employees. The Company shall provide all Store Employees and other necessary persons such notice and continuation coverage rights as may be required under Section 4980B of the Code. Prior to Closing, Rentrak agrees to treat all employee records in a confidential manner and to take all steps reasonably required to protect the rights of privacy of employees with respect to such records. After Closing, in the event that a Rehired Employee is terminated under circumstances in which he is not entitled to receive all or a portion of the accrued vacation pay that was paid by the Company to Rentrak pursuant to this Section 4.02(a) (the "Unused Vacation Pay"), Rentrak shall reimburse the Company in an amount equal to the Unused Vacation Pay.

          (b) The Company shall be solely responsible for all of the Company's employee benefit plans (whether with respect to the Store Employees or otherwise) and all obligations and liabilities thereunder and, except as provided in Section 4.02(a) with respect to accrued vacation, Rentrak shall not assume any of such employee benefit plans or any obligation or liability thereunder. With respect to the Rehired Employees, the Company shall not have obligation or liability for severance or any other benefit arising after the Closing, except as required under Section 4980B of the Code.

          (c) Nothing contained in this Agreement (including, without limitation, the reference to informal agreements in Section 2.19
          (b)) shall confer upon any employee of the Company, including any Store Employees or Rehired Employee, any right with respect to continuance of employment by Rentrak, nor shall anything herein interfere with the right of Rentrak to terminate the employment of any of the Rehired Employees at any time, with or without cause, or restrict Rentrak in the exercise of its independent business judgment in modifying any of the terms and conditions of the employment of the Rehired Employees.

          (d) No provision of this Agreement shall create any third party beneficiary rights in any Store Employee, any beneficiary or dependents thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to any Rehired Employee by Rentrak or under any benefit plan which Rentrak may maintain.

          (e) Company and the Shareholder agree to comply in all respects with the notice and other requirements of the Worker Adjustment Retraining and Notification Act, 19 U.S.C. Section 2101 et seq., and any similar applicable state statute. Rentrak shall have no liability arising out of such statutes with respect to any employee of the Company.

          Section 4.03  Further Assurances.

          (a) Upon the terms and subject to the conditions contained herein, each of the parties hereto agrees, both before and after the Closing, (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (iii) to cooperate with each other in connection with the foregoing, including using their respective reasonable efforts (A) to obtain all necessary Consents from other parties to permit the consummation of the transactions contemplated hereby; provided, however, that neither Rentrak nor the Company or the Shareholder shall be required to make any payments, commence litigation or agree to modifications of the terms thereof in order to obtain any such consents, (B) to obtain all necessary Consents as are required to be obtained under any federal, state, local or foreign law or regulations to permit the consummation of the transactions contemplated hereby, (C) to defend all Litigation challenging this Agreement or the consummation of the transactions contemplated hereby, (D) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (E) to effect all necessary registrations and filings, including without limitation submissions of information requested by governmental authorities, and (F) to fulfill all conditions to this Agreement. In addition, Rentrak, the Shareholder and the Company will promptly commence all actions required under clauses (A) and (B) above by a date which is early enough to allow the transactions contemplated hereunder to be consummated by the Closing Date; provided, that no liability shall result to any party hereto in the event that all required Consents are not obtained so long as such party shall have used its reasonable efforts to obtain such Consents.

          (b)  Without limiting the foregoing:

           (i) On or prior to Closing, the Company will use its reasonable efforts to obtain the acknowledgements in the form attached as Exhibits 4.03A and 4.03B (the "Lease Consents").

          Section 4.04 No Solicitation. From the date hereof through the Closing or the earlier termination of this Agreement, each of the Company and the Shareholder shall not and the Company shall not cause its shareholders, officers, directors, attorneys, agents and affiliates to, and the Shareholder shall not cause its attorneys, agents and affiliates to, directly or indirectly, enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any other way with, any corporation, partnership, person or other entity or group, other than Rentrak and its officers, directors, attorneys, agents and affiliates, concerning any sale of all or a portion of the Assets or the Business, or of any shares of capital stock of the Company, or any merger, consolidation, liquidation, dissolution or similar transaction involving the Company. The Shareholder and the Company hereby represent that neither the Shareholder nor the Company is engaged in discussions or negotiations with any party other than Rentrak with respect to any of the foregoing. The Shareholder and the Company agree not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Shareholder or the Company is a party.

          Section 4.05 Notification of Certain Matters. From the date hereof through the Closing, the Shareholder and the Company shall give prompt notice to Rentrak of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement or in any exhibit or schedule hereto to be untrue or inaccurate in any material respect and (b) any material failure of the Company or the Shareholder to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any exhibit or schedule hereto; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition.

          Section 4.06 Conduct of Business. From the date hereof through the Closing, the Company shall, except as contemplated by this Agreement, or as consented to by Rentrak in writing which consent will not be unreasonably withheld, operate its business in the ordinary course and in accordance with past practice and will not take any action inconsistent with this Agreement or with the consummation of the Closing. Without limiting the generality of the foregoing, neither the Company nor the Shareholder shall, except as specifically contemplated by this Agreement, or except as specifically agreed to in writing by Rentrak (or as set forth in Schedule 4.06) and the Shareholder:

          (a) extend, materially modify, terminate or renew any Assumed Contract or Assumed Lease or enter into any lease, or except in the ordinary course of the Business, any Contract with respect to the Business;

          (b) sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any of the Assets, or any interests therein, except in the ordinary course of the Business and, without limiting the generality of the foregoing, the Company will maintain, replenish and sell Inventory consistent with its past practices, and the Company will not sell, assign or transfer more than 50 Units in any one transaction or series of transactions with the same buyer or related buyers;

          (c)(i) take any action with respect to the grant of any bonus, severance or termination pay or with respect to any increase of benefits payable under its severance or termination pay policies or agreements in effect on the date hereof or increase in any manner the compensation or fringe benefits of any employee or pay any benefit not required by any existing employee benefit plan or policy;

          (ii) except in the ordinary course of the Company's business, adopt, enter into or amend any employee benefit plan, agreement (including without limitation any collective bargaining or employment agreement), trust, fund or other arrangement for the benefit or welfare of any employee;

          (d) fail to use its reasonable efforts to maintain existing relationships with suppliers, customers, lessors and others having business dealings with the Company or otherwise fail to use its reasonable efforts to preserve the goodwill of the business so that such relationships and goodwill will be preserved;

          (e) fail to maintain the Assets in good condition and working order, excepting normal wear and tear or fail;

          (f) fail to comply in all material respects with all laws applicable to the Shareholder, the Company or the Assets;

          (g) intentionally do any other act which would cause any representation or warranty of the Company or the Shareholder in this Agreement to be or become untrue in any material respect;

          (h) fail to notify Rentrak of any threat or commencement of Litigation, or any development that occurs before Closing that could in any way materially and adversely affect the Business or the Assets; or

          (i) enter into any agreement, or otherwise become obligated, to do any action prohibited hereunder.

          Section 4.07 PPT System. Prior to Closing, the Company shall use its reasonable efforts to install and/or upgrade the point-of-sale system software at each Store with a Spectrum system so that it has Rentrak-compatible and authorized Spectrum "Version 8.5RT." In connection with the Company's efforts to install and/or upgrade such systems, the Company shall provide to Rentrak personnel access to each Store at times which are mutually agreeable to the parties and shall cooperate fully with such personnel. Rentrak shall be responsible for the cost of its personnel (payroll and travel expenses) and the Company shall be solely responsible for additional costs, if any, associated with or arising out such installation and/or upgrade, or actions taken in connection therewith, including lost sales during the installation and/or upgrade process; provided that the Company shall not be obligated to expend out of pocket more than an aggregate of $5,000 with respect to any such installation or upgrade (exclusive of lost profits or salary and benefits of Company personnel). Rentrak shall use its reasonable efforts to assist the Company with respect to such installation and/or upgrade. Prior to Closing, the Company shall use its reasonable efforts to ensure that the UBS systems located in five Stores are compatible with Rentrak's PPT system. At Closing, the Company will pay Rentrak $8,750 in respect of the foregoing.

          Section 4.08 SuperComm Agreement. At or prior to Closing, the Company shall terminate the SuperComm Agreement.

          Section 4.09 Cash at Stores. At 12:01 a.m. on the Closing Date, the Company shall have at least $75 in cash in each cash drawer in each Store. After 12:01 a.m. on the Closing Date, neither the Company nor the Shareholder shall remove any cash from the Stores, and neither the Company nor the Shareholder shall pay any Company expenses with cash from the Stores.

          Section 4.10 Corporate Office/Warehouse. For three weeks after the Closing Date, Rentrak will provide Shareholder with his current office at the Corporate Office/Warehouse for his use during normal business hours (9:00 a.m. to 5:00 p.m. on business days). Rentrak shall promptly reimburse the Company and the Shareholder for rental expense paid by the them pursuant to the Excluded Lease or any month-to-month arrangement thereunder arising out of Rentrak's occupancy of the Corporate Office/Warehouse on and after the Closing Date. After the Closing, the Shareholder and the Company shall take such action (including giving or refraining to give any notice) as Rentrak may reasonably request with respect to the Excluded Lease (or any such month-to-month arrangement). Without limiting the foregoing, after the date of this Agreement, without Rentrak's prior written consent, neither the Shareholder nor the Company shall give the landlord under the Excluded Lease any notice of termination or similar notice.

          Section 4.11 Tax Reporting. The Company and the Shareholder covenant and agree that in the event it or he receives any notice or inquiry from the Internal Revenue Service with respect to the characterization of any payments made under this Agreement or any agreement contemplated hereby, the Company and the Shareholder will give prompt written notice to Rentrak concerning such notice or inquiry. The parties agree to report the consideration delivered to the Shareholders under this Agreement as a taxable transaction.

          Section 4.12 Continued Corporate Existence. The Company and the Shareholder agree that they will maintain the corporate existence of the Company at least through June 30, 1997.


            ARTICLE V   CONDITIONS

          Section 5.01 Conditions to the Obligations of the Company and the Shareholder. The obligations of each of Company and the Shareholder to consummate the transactions provided for hereby are subject, in the discretion of such party, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by such party:

          (a) Representations, Warranties and Covenants. All representations and warranties of Rentrak contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date. Rentrak shall have performed and satisfied all material agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

          (b) No Proceedings or Litigation. No Action by any governmental authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby, including without limitation any material adverse effect on the right or ability of Rentrak to own, operate, possess or transfer the Assets after the Closing. There shall not be any statute, rule or regulation that makes the purchase and sale of the Assets contemplated hereby illegal or otherwise prohibited or that would materially interfere with the Company's and the Shareholder's ability to perform their obligations hereunder.

          (c) Certificates. Rentrak shall furnish the Company and the Shareholder with a certificate of one of its officers to evidence compliance with the conditions set forth in this Section 5.01.

          (d) Consents. The Company shall have obtained executed copies of each of the Lease Consents.

          (e) Deliveries by Rentrak at Closing. Rentrak shall have delivered the following items to the Company and the Shareholder at Closing:

          (i) Non-Compete Agreement. Rentrak shall have executed and delivered to the Shareholder and the Company the Non-Compete Agreement in the form attached hereto as Exhibit A;

          (ii) Stock. Rentrak shall have delivered the Purchase Shares to the Company;

          (iii) Resolutions. Rentrak shall have delivered to the Shareholder copies of resolutions of the board of directors of the Rentrak, certified by Rentrak's corporate secretary or assistant secretary, authorizing the transactions contemplated hereby;

          (iv) Assumption Document. Rentrak shall have executed and delivered to the Company an instrument of assumption in the form of Exhibit B evidencing Rentrak's assumption, pursuant to
          Section 1.04, of the Assumed Liabilities;

          (v) Assumption of Assumed Leases. Rentrak or a wholly owned subsidiary of Rentrak shall have executed and delivered to the Company an Assumption of Lease in the form attached as Exhibit C for each of the Assumed Leases; and

          (vi) Voting Agreement. Rentrak shall have executed and delivered to the Company and the Shareholder a voting agreement in the form attached as Exhibit F (the "Voting Agreement").

          Section 5.02 Conditions to the Obligations of Rentrak. The obligations of Rentrak to consummate the transactions provided for hereby are subject, in the discretion of Rentrak, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Rentrak:

          (a) Representations, Warranties and Covenants. All representations and warranties of the Company and the Shareholder contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date. The Company and the Shareholder shall have performed and satisfied all material agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

          (b) No Proceedings or Litigation. No Action by any governmental authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to damage Rentrak, the Assets or the Business materially if the transactions contemplated hereby are consummated, including without limitation any material adverse effect on the right or ability of Rentrak to own, operate, possess or transfer the Assets after the Closing. There shall not be any statute, rule or regulation that makes the purchase and sale of the Assets contemplated hereby illegal or otherwise prohibited.

          (c) Certificates. The Company and the Shareholder shall furnish Rentrak with such certificate of the Shareholder and an officer of the Company to evidence compliance with the conditions set forth in this Section 5.02.

          (d) Material Changes. Since December 31, 1994, there shall not have been any material adverse change with respect to the Business or the Assets.

          (e) Due Diligence Review. Rentrak and its representatives shall have conducted a due diligence review of the Company with respect to the Business, the Books and Records and the Assets, and in the sole discretion of Rentrak, Rentrak shall be satisfied with the results of such review. Such review shall have no effect whatsoever on the liability of the Company or the Shareholder to Rentrak under this Agreement or otherwise for breach of any representations, warranties, or covenants of the Company or the Shareholder hereunder.

          (f) Rentrak Board Approval. The Board of Directors of Rentrak shall have approved this Agreement and the transactions contemplated hereby.

          (g) Deliveries by the Shareholder and the Company at Closing. The Shareholder and the Company (as indicated) shall have delivered the following items to Rentrak at the Closing:

          (i) Non-Compete Agreement. The Shareholder and the Company shall have executed and delivered to Rentrak the Non-Compete Agreement;

          (ii) Consents. The Company shall have delivered to Rentrak executed copies of each of the Consents (including Lease Consents) necessary to consummate the transactions contemplated hereby, which Consents are listed on Section 2.04 of the Disclosure Schedule;

          (iii) Resolutions. The Company shall have delivered to Rentrak copies of the Company's board resolutions authorizing the transactions contemplated hereby, certified by the Company's corporate secretary;

          (iv) Instruments and Possession. To effect the sale and transfer of the Assets the Company will, at the Closing, have executed and delivered to Rentrak:

          A. one or more bills of sale, in the form attached hereto as Exhibit D, conveying in the aggregate all of the Assets;

          B. Assignments of Lease with respect to the Assumed Leases in the form of Exhibit C;

          C. Assignments of rights to the Intellectual Property in recordable form to the extent necessary to assign such rights; and,

          D. such other instruments as shall be requested by Rentrak to vest in Rentrak title in and to the Assets in accordance with the provisions hereof.

          (v) Release of Liens. Such documents necessary to release the Assets from all Liens other than Permitted Liens, which documents shall be in a form reasonably satisfactory to Rentrak and Rentrak's counsel;

          (vi) Voting Agreement. The Shareholder and the Company shall have executed and delivered to Rentrak the Voting Agreement;

          (vii) Books and Records. The Shareholder and the Company shall have delivered copies or originals (as specified in Section 2.06) of the Books and Records to Rentrak; and

          (viii) Reimbursements. The Company shall have delivered to Rentrak a check equal to (A) the amount of percentage rent due under the Wal-Mart Lease as provided in Section 1.08, less (B) $13,900 with respect to one month's rent for each of seven Wal-Mart Stores that the Company has paid in advance and which will be held by Wal-Mart for Rentrak's benefit after the Closing, plus
          (C) the amount in respect of accrued vacation pay in accordance with Section 4.02, plus (D) $8,750 in accordance with Section 4.07.

          (h) Termination of SuperComm Agreement. The Company shall have terminated the SuperComm Agreement.


          ARTICLE VI   INDEMNIFICATION

          Section 6.01 Survival of Representations and Warranties. The representations and warranties of the Shareholder in Article II (including the Disclosure Schedule) (other than Section 2.20 and 2.23) and Rentrak in Article III, shall survive through December 31, 1996. The representations and warranties in Section 2.20 shall survive until the expiration of the applicable statute of limitations period specified in the Code or in the laws of any state or other taxing jurisdiction (domestic or foreign) requiring the filing of a Return relating to the Tax in question, as such statute of limitations period may be validly extended pursuant to applicable Tax laws. The representations and warranties in Section 2.23 shall survive until the expiration of the applicable statute of limitation period with respect to the matters set forth therein. If written notice of a claim meeting the requirements of Section 6.04(b) has been given prior to the expiration of the applicable representations and warranties by a party in whose favor such representations and warranties have been made to the party that made such representations and warranties, then the relevant representations and warranties shall survive as to such claim, until the claim has been finally resolved.

          Section 6.02 Indemnification by Shareholder and the Company. Except as otherwise limited by this Article, Rentrak and its affiliates, officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by the Shareholder and the Company (jointly and severally) for any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (whether or not arising out of third-party claims) (including, without limitation, costs of mitigation, losses in connection with any Environmental Law and other losses resulting from any shutdown or curtailment of operations, reasonable attorneys' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing) (hereinafter "Losses"), arising out of or resulting from (a) any misrepresentation or breach of warranty by the Shareholder or the Company contained herein, or in any document delivered hereunder; (b) the breach of any covenant or agreement contained herein, to be performed by the Shareholder or the Company; (c) the breach of the Non-Compete Agreement; (d) any Excluded Liabilities; or (e) the Shareholder's actual or alleged wrongful or illegal acts or omissions in connection with the sale of Rentrak Stock issued pursuant to this Agreement, including in the event of any registration under the Securities Act of a Shareholder's Rentrak Stock issued pursuant to this Agreement, any statement or omission in any prospectus or registration statement prepared by Rentrak and used in connection with the sale of such Rentrak Stock if such statement or omission was made in reliance upon and in conformity with written information furnished to Rentrak by or on behalf of a Shareholder; provided, however, neither the Company nor Shareholder shall be liable to any person in any such case to the extent that any Loss arises out of or results from Rentrak's actual or alleged wrongful or illegal act or omission.

          Section 6.03 Indemnification by Rentrak. Except as otherwise limited by this Article, the Shareholder and the Company, and their respective heirs, affiliates, officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by Rentrak for any and all Losses arising out of or resulting from (a) any misrepresentation or breach of warranty by Rentrak contained herein or in any document delivered hereunder; (b) the breach of any covenant or agreement by Rentrak contained herein or in any other agreement delivered pursuant hereto; (c) any Assumed Liabilities; or (d) in the event of any registration under the Securities Act of a Holder's Rentrak Stock issued pursuant to this Agreement, any actual or alleged wrongful or illegal acts or omissions by Rentrak in connection with the sale of Rentrak Stock issued pursuant to this Agreement, including, but not limited to any statement or omission in any prospectus or registration statement prepared by Rentrak and used in connection with the sale of such Rentrak Stock; provided that Rentrak shall not be liable to any person in any such case to the extent that any Loss arises out or results from any statement or omission in such prospectus or registration statement in reliance upon and in conformity with written information furnished to Rentrak by or on behalf of a Holder; provided further Rentrak shall not be liable to any person in any such case to the extent that any such Loss arises out of or results from such person's failure to send or give a copy of the final prospectus, as the same may be supplemented or amended, to the person asserting a misstatement or omission at or prior to written confirmation of the sale of the Rentrak Stock issued pursuant to this Agreement to such person if such statement or omission was corrected in such final prospectus as amended or supplemented and such final prospectus as amended or supplemented had been provided previously to such Indemnitee; and provided further, Rentrak shall not be liable to any person in any such case to the extent that any Loss arises out of or results from the Holder's actual or alleged wrongful or illegal act or omission.

          Section 6.04  General Indemnification Provisions.

          (a) For the purposes of this Agreement, the term "Indemnitee" shall refer to the person or persons indemnified, or entitled, or claiming to be entitled, to be indemnified, pursuant to the provisions of this Article VI, as the case may be; and the term "Indemnitor" shall refer to the person having the obligation to indemnify pursuant to this Article VI. The term "Losses" is not limited to matters asserted by third parties, but includes Losses incurred or sustained by an Indemnitee in the absence of third party claims, and payments by the Indemnitee shall not be a condition precedent to recovery.

          (b) An Indemnitee shall give the Indemnitor notice of any matter which an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement as soon as practicable after the Indemnitee becomes aware of such matter, stating the amount of Losses, if known, and the method of computation thereof, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and liabilities of an Indemnitor under this Article VI with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this Article ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnitee shall receive notice of any Third Party Claim, the Indemnitee shall give the Indemnitor notice of such Third Party Claim as promptly as practicable (and in any event within fifteen
          (15) calendar days after receiving such notice) and shall permit the Indemnitor, at its option, to participate in the defense of such Third Party Claim with counsel of its own choice and at its expense. The Indemnitor shall also be entitled, at its option, to assume and control the defense of such Third Party Claim at its cost, risk and expense and through counsel of its choice if it gives notice, within fifteen (15) calendar days after receiving notice of such claim from the Indemnitee, of his or its intention to do so to the Indemnitee, unless the named parties to such action or proceeding include both the Indemnitor and the Indemnitee and the Indemnitee has been advised in writing by counsel that there may be one or more legal defenses available to such Indemnitee that are different from or additional to those available to the Indemnitor. In the event the Indemnitor exercises its right to undertake the defense against any such Third Party Claim as provided above, the Indemnitee shall cooperate with the Indemnitor in such defense and make available to the Indemnitor, at the Indemnitor's expense, all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitor. Similarly, in the event the Indemnitee is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnitor shall cooperate with the Indemnitee in such defense and make available to it all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitee. No such Third Party Claim, except the settlement thereof which involves the payment of money only and for which the Indemnitee is fully indemnified by the Indemnitor, may be settled by the Indemnitor without the written consent of the Indemnitee, which consent will not be unreasonably withheld. Similarly, no Third Party Claim may be settled by the Indemnitee without the written consent of the Indemnitor, which consent will not be unreasonably withheld. If the Indemnitor fails to assume the defense of such Third Party Claim within fifteen (15) calendar days after receipt of the notice thereof, the Indemnitee against which such claim has been asserted will (upon delivering notice to such effect to the Indemnitor) have the right to undertake, at the Indemnitor's cost and expense in accordance with this Article VI, the defense, compromise or settlement of such claim on behalf of and for the account and risk of the Indemnitor in accordance with this Article VI; provided, however, that such Third Party Claim shall not be compromised or settled without the written consent of the Indemnitor, which consent shall not be unreasonably withheld.

          Section 6.05  Limits on Indemnification.

          (a) No Indemnitee listed in Section 6.02 shall be entitled to assert any right to indemnification under Section 6.02(a) unless the aggregate of all claims for Losses with respect to
          Section 6.02(a) exceeds $20,000 individually or in the aggregate. Once such claims exceed the $20,000 deductible, such Indemnitee will be entitled to the full amount of all indemnified claims in excess of the $20,000 deductible.

          (b) No Indemnitee listed in Section 6.03 shall be entitled to assert any right to indemnification under Section 6.03(a) unless the aggregate of all claims for Losses with respect to
          Section 6.03(a) exceeds $20,000 individually or in the aggregate. Once such claims exceed the $20,000 deductible, such Indemnitee will be entitled to the full amount of all indemnified claims in excess of the $20,000 deductible.

          (c) Any claim for indemnification under this Article shall be net of any tax benefit that will be received by the Indemnitee as a result of payment of the claim.

          (d) Rentrak may withhold and set off against any amounts otherwise due the Company or the Shareholder any amount as to which such party is obligated to indemnify Rentrak hereunder.

          (e) The aggregate indemnification liability of the Company and the Shareholder, on the one hand, or Rentrak on the other under
          Section 6.02(a) or Section 6.03(a), as the case may be, shall not exceed the product of (x) the number of Purchase Shares multiplied by (y) the average of the closing prices for Rentrak Stock quoted on the Nasdaq National Market as published by Nasdaq with respect to the 30 trading days immediately preceding the Closing Date (the "Closing Price").


          ARTICLE VII   GENERAL PROVISIONS

          Section 7.01  Termination.

          (a)  This Agreement may be terminated at any time prior to Closing:

          (i) By mutual written consent of Rentrak, the Company and the Shareholder;

          (ii) By Rentrak, the Company or the Shareholder if the Closing shall not have occurred on or before September 15, 1995 (the "Outside Date"), provided, however, that this provision shall not be available to Rentrak if the Company has the right to terminate this Agreement under clause (iv)(A) or (iv)(B) of this
          Section 7.01, and this provision shall not be available to the Company if Rentrak has the right to terminate this Agreement under clauses (iii)(A) or (iii)(B) of this Section 7.01;

          (iii) By Rentrak (A) if there is a material breach of any representation or warranty set forth in Article II hereof, (B) if there is a material breach of any covenant or agreement to be complied with or performed by the Company or the Shareholder pursuant to the terms of this Agreement, (C) upon the failure of a condition set forth in Section 5.02 to be satisfied (and such condition is not waived in writing by Rentrak) on or prior to the Closing Date, or (D) upon the occurrence of any event which results or would reasonably be expected to result in the failure of a condition set forth in Section 5.02 to be satisfied on or prior to the Closing Date, provided that Rentrak may not terminate this Agreement prior to the Closing Date if the Company and the Shareholder have not been provided prior written notice thereof and had an adequate opportunity to cure such failure; provided that after August 28, 1995 Rentrak shall not have the right to terminate this Agreement pursuant to this Section 7.01(a)(iii) because of the failure of any of the conditions set forth in Sections 5.02(e) and 5.02(f); or

          (iv) By the Company or the Shareholder (A) if there is a material breach of any representation or warranty set forth in Article III hereof, (B) if there is a material breach of any covenant or agreement to be complied with or performed by Rentrak pursuant to the terms of this Agreement, (C) upon the failure of a condition set forth in Section 5.01 to be satisfied (and such condition is not waived in writing by the Company and the Shareholder) on or prior to the Closing Date, or (D) upon the occurrence of any event which results or would reasonably be expected to result in the failure of a condition set forth in Section 5.01 to be satisfied on or prior to the Closing Date; provided that, neither the Company nor the Shareholder may terminate this Agreement prior to the Closing Date if Rentrak has not been provided written notice thereof and had an adequate opportunity to cure such failure.

          (b) In the Event of Termination. In the event of termination of this Agreement no party hereto shall have any liability to any other party to this Agreement, except for any willful breach of this Agreement occurring prior to the proper termination of this Agreement.

          Section 7.02 Expenses. Each party shall pay its or his own costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants incurred in connection with this Agreement.

          Section 7.03 Notices. All notices and other communications given or made pursuant hereto shall be in writing, with all postage and other delivery charges prepaid, and shall be deemed to have been duly given or made (i) as of the date delivered, if delivered personally, (ii) as of the day after being deposited with a recognized overnight courier, or (iii) as of the second day after being deposited with the U.S. Postal Service, registered or certified mail, return receipt requested; provided that all such notices and other communications must be addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), and provided further that notices after the giving of which there is a designated period within which to perform an act and notices of changes of address shall be effective only upon receipt:

          (a)  if to the Shareholder or the Company:

          Jack Silverman
          11420 Ferrell Road, Suite 307
          Dallas, Texas  75234

          with a copy to:

          Jenkens & Gilchrist, P.C.
          Attn:  Steven Leshin
          1445 Ross Avenue, Suite 3200
          Dallas, Texas  75202

          (b)  if to Rentrak:

          Rentrak Corporation
          Attn:  F. Kim Cox
          7227 N.E. 55th Avenue
          Portland, OR  97218

          with a copy to:

          Latham & Watkins
          Attn:  Scott R. Haber, Esq.
          505 Montgomery Street
          Suite 1900
          San Francisco, CA  94111

          Section 7.04 Public Announcements. Unless otherwise required by law or compelled in any proceeding, neither the Company nor the Shareholder nor any of their respective affiliates shall make any public announcements (including, without limitation, any public announcement to any employees, customers or suppliers) in respect of this Agreement or otherwise communicate with any news media, except that the parties agree that the Shareholder and Rentrak shall make a joint press release upon execution of this Agreement and joint announcements to employees. Nothing contained herein shall limit Rentrak's right to make any announcements or disclosures.

          Section 7.05 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          Section 7.06 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

          Section 7.07 Entire Agreement. This Agreement (including any Exhibits and Schedules hereto) and the Disclosure Schedule constitute the entire agreement among the parties and supersede all prior agreements and undertakings with respect to the subject matter hereof.

          Section 7.08 Assignment. This Agreement may not be assigned by any party hereto, provided, that Rentrak may, without the consent of the Shareholder or the Company assign its rights under this Agreement to any wholly owned subsidiary of Rentrak, provided, however, that any such assignment shall not release Rentrak of any of its obligations under this Agreement.

          Section 7.09 Governing Law. This Agreement shall be construed in accordance with, and governed by the substantive laws of, the State of Oregon, without reference to principles governing choice or conflicts of laws.

          Section 7.10 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

          Section 7.11 Amendment/Waiver. This Agreement may not be amended or modified except by an instrument in writing signed by the Company, the Shareholder and Rentrak. No waiver of any right arising out of a breach of any covenant, term or condition of this Agreement shall be a waiver of any arising out of any other or subsequent breach of the same or any other covenant, term or condition or a waiver of the covenant, term or condition itself.

          Section 7.12 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          Section 7.13 Knowledge. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge of the Shareholder, the Shareholder confirms that he has made due and diligent inquiry as to the matters that are the subject of such representations and warranties. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge of the Company, it shall mean the knowledge of the store managers and Corporate/Office Warehouse personnel and that the Company confirms that such persons have made due and diligent inquiry as to the matters that are the subject of any representations or warranties; provided that Rentrak may make a claim for indemnification based on the breach of a representation as to a store manager's knowledge only for a period of 90 days after the Closing.

          Section 7.14 Arbitration. In the event that there shall be any controversy, claim or dispute between the parties arising out of or relating to this Agreement (which cannot be resolved internally by the parties), the unresolved matter shall be resolved by final and binding arbitration as provided herein.

          (a) Initiation. Arbitration shall be initiated by one party making a written demand on the other party and simultaneously filing copies of the demand, together with the required fees, with the office of the American Arbitration Association ("AAA") in Los Angeles, California. In no event, however, may any demand for arbitration be made after the date that institution of legal or equitable proceedings based upon the claim, dispute or other matter would be barred by the applicable statute of limitations or otherwise barred by this Agreement.

          (b) Rules. The arbitration proceeding shall be conducted by one arbitrator who is a retired judge (the "Arbitrator") selected by the parties in accordance with the Rules within 10 business days of the filing of the demand. Arbitration shall be conducted under the auspices of AAA, and the AAA's commercial arbitration rules of practice then in effect (the "Rules") shall govern all proceedings unless otherwise provided herein (or otherwise agreed to by the parties). In case of conflict between the Rules and this Agreement (or such other agreement), the provisions of this Agreement (or such other agreement) shall govern.

          (c) Hearings; Award. Within 60 days of the selection of the Arbitrator, the parties involved in the dispute shall meet in Portland, Oregon with such Arbitrator at a place and time designated by the Arbitrator after consultation with the parties and present their respective positions on the dispute. Each party shall have no longer than two days to present its position, the entire proceedings before the Arbitrator shall be on no more than five (5) consecutive days in duration. The Arbitrator's award, which may include equitable relief, shall be rendered within ten (10) days following completion of the proceeding and shall be a final and binding determination of the dispute and shall be fully enforceable as an arbitration award in any court having jurisdiction and venue over such parties. The prevailing party (as determined by the Arbitrator) may in addition be awarded by the Arbitrator such party's own attorneys' fees and expenses in connection with such proceeding. The non-prevailing party (as determined by the Arbitrator) shall pay the Arbitrator's fees and expenses.

          Section 7.15 Survival. In addition to the survival of representations and warranties as provided in Article VI above, the covenants of Rentrak, the Company and the Shareholder under Articles I, IV, VI (to the extent provided therein) and VII and under Section 4.03 of this Agreement shall survive the Closing.

          Section 7.16 Books and Records. Each party agrees that it will cooperate with and make available to the other parties, during normal business hours, all Books and Records, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing which are necessary or useful in connection with any accounting audit, tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such Books and Records, information or employees for any reasonable business purpose. Without limiting the foregoing, Shareholder shall provide assistance to Rentrak and its accountants in connection with the accounting audit of the Company, and Shareholder will sign a management representation letter reasonably requested by Rentrak or its accountants. Each party agrees to retain the originals of all Books and Records which are in such party's possession that may be relevant for purposes of any accounting audit or tax return until the expiration of the applicable statute (as such may be extended) with respect to tax matters, and shall not destroy or otherwise dispose of any such Books and Records without first providing the other party with a reasonable opportunity to review and copy the same. So long as Rentrak remains in the Corporate Office/Warehouse, originals of all Books and Records shall remain at that location. At least 30 days prior to the time that Rentrak vacates the Corporate Office/Warehouse, Rentrak shall so notify the Company. At the time that Rentrak vacates such location, Rentrak may discard or destroy all daily sales records from the Stores, unless the Company shall have notified Rentrak that it desires to retain such daily sales records, in which case the Company shall have the right to remove such records prior to the date that Rentrak vacates the premises. With respect to all other Books and Records, upon vacating the premises, Rentrak agrees to store such Books and Records, at Rentrak's cost, in a location in the Dallas area (or such other location that the parties mutually agree upon) through December 31, 1996, and the Company and the Shareholder shall have access to such Books and Records during normal business hours. After December 31, 1996, Rentrak may move such Books and Records from the Dallas area; provided that the Company and the Shareholder shall continue to have access rights to such Books and Records during normal business hours.

          Section 7.17 Name Change. Within 30 days following the Closing, the Company shall have filed an amendment to its Articles of Incorporation to change its corporate name so as not to include the word "Supercenter" or any other name or mark that has such a near resemblance thereto as may be likely to cause confusion or mistake to the public.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

          "RENTRAK"

          RENTRAK CORPORATION, an Oregon corporation

               /s/ Ron Berger

          By:
               Name:  Ron Berger
               Title: Presdient

          "COMPANY"

          SUPERCENTER ENTERTAINMENT CORPORATION

               /s/ Jack Silverman

          By:
               Name:  Jack Silverman
               Title:  President

          "SHAREHOLDER"

               /s/ Jack Silverman

          By:
               Jack Silverman








          NON-COMPETE AND CONFIDENTIALITY AGREEMENT


          THIS NON-COMPETE AND CONFIDENTIALITY AGREEMENT (this "Agreement"), dated as of ____________________, 1995, is executed and delivered by Jack Silverman ("Shareholder"), Supercenter Entertainment Corporation, a Delaware corporation ("Company"), and Rentrak Corporation, an Oregon corporation ("Rentrak").


          RECITALS

          A. Shareholder owns all of the outstanding shares of common stock of Company ("Company Shares").

          B. Each of Rentrak, Shareholder and Company is engaged in (i) the business of operating retail outlets which either rent or sell video recordings and games, on various media such as videocassettes, laser discs, CD-Rom's, or cartridges, and related products such as hardware, candies, and popcorn, and (ii) the wholesale distribution of video recordings and games, on various media such as videocassettes, laser discs, CD-Rom's, or cartridges, and related products such as hardware, candies, and popcorn. Rentrak is engaged in the business of developing, marketing, and supporting point of sale computer systems, and of operating, licensing, and franchising retail licensed sports apparel stores. The businesses described in the preceding sentences are collectively referred to herein as the "Business."

          C. Concurrently with the execution and delivery hereof, Rentrak is entering into the Asset Purchase Agreement (the "Purchase Agreement") dated August 25, 1995, by and among Rentrak, Company, Shareholder and certainly wholly-owned subsidiaries of Rentrak (the "Subsidiaries"), pursuant to which the Subsidiaries are acquiring from Company the Assets (as that term is defined therein).

          D. Shareholder and Company acknowledge the benefits which they will realize in connection with the acquisition of the Assets pursuant to the Purchase Agreement.

          E. Shareholder and Company acknowledge and agree that if Shareholder or Company competes with Rentrak in contravention of this Agreement, Rentrak will be deprived of the benefits it has bargained for pursuant to this Agreement and the Purchase Agreement. Because Company and Shareholder have the ability to compete with Rentrak in the operation of the Business, Rentrak therefore desires that Company and Shareholder enter into this Agreement. But for the entry into this Agreement by Company and Shareholder, Rentrak and the Subsidiaries would not have entered into the Purchase Agreement with Shareholder.





          AGREEMENT

          NOW THEREFORE, as a material inducement to Rentrak to enter into the Purchase Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

          1. Defined Terms. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Purchase Agreement.

          2. Non-Competition Term. As used in this Agreement, "Term" shall mean the period commencing on the Closing Date and expiring on the fifth anniversary of the Closing Date.

          3. Covenant Not To Compete. During the Term, neither Company, nor the Shareholder, nor any of its or his Affiliates (as defined below), unless acting in accordance with Rentrak's prior written consent, shall, directly or indirectly, own, manage, join, operate or control, or participate in the ownership, management, operation or control of, or be connected as a director, officer, employee, partner or consultant with, or permit such party's name to be used by or in connection with, any profit or non-profit business or organization (a "Competing Business") which, directly or indirectly, competes with the Business in any state of the United States or any county thereof, or in Canada, Mexico, Japan or any other countries in which Rentrak conducts the Business or proposes to conduct the Business; it being understood that the foregoing shall not limit Company and Shareholder from making passive investments of less than an aggregate of 5% of the outstanding equity securities in any entity listed for trading on a national stock exchange or quoted on any recognized automatic quotation system. "Affiliate" means, as to any party, another corporation, partnership, joint venture, other entity or any type or individual that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such party. Notwithstanding the foregoing, this Agreement shall not prohibit Shareholder or Company from continuing to operate the wholesale portion of Company's video cassette distribution business (the "Wholesale Business") for a period of six (6) months following the date hereof, provided, that in its conduct of the Wholesale Business neither Shareholder nor Company shall sell or distribute videocassettes to customers other than those customers to which Company currently distributes videocassettes, and provided further that Shareholder and Company each agree to terminate any and all involvement with and interest in the Wholesale Business as of the expiration of such period and acknowledge that failure to do so shall constitute a breach of this Agreement.

          4. Confidentiality. Shareholder and the Company shall, and shall cause their representatives to, keep confidential all information concerning the transactions contemplated by this Agreement and the Purchase Agreement and concerning Company or the Business, including (a) the business operations or internal structure of the business relating to the operation of the Assets (the "Purchased Operations"); (b) the customers, vendors, licensors or lessors of the Purchased Operations; (c) any products or services developed or initiated by Company which relates to the Purchased Operations; or (d) the financial, operational, legal, accounting or managerial condition of Company relating to the Purchased Operations; provided that Shareholder and Company may disclose such information to the extent, and only to the extent, that disclosure of such information is required by law, or disclosure is compelled in any proceeding (provided that the Shareholder or Company shall have given Rentrak prior notice sufficient to allow Rentrak an opportunity to obtain a protective order), or such information becomes generally available to the public other than as a result of disclosure by the Shareholder, the Company or their respective representatives.

          5. No Solicitation of Employees and Others. During the Term, each of Shareholder and the Company agree that such party will not, directly or indirectly, (a) call on or solicit or divert or take away from Rentrak or the Subsidiaries (including without limitation by divulging to any competitor or potential competitor of Rentrak or the Subsidiaries) any person, firm, corporation or other entity who is or which at the Closing Date was a customer or supplier of Company with respect to the Business or the Assets; or (b) hire or offer employment to (or seek to hire or offer employment to) any Rehired Employee or any employee of any successor or affiliate of Rentrak which is engaged in the Business, unless Rentrak first terminates the employment of such Rehired Employee or gives its written consent to such employment or offer of employment.

          6. Severability of Provisions. In the event that the provisions of Section 2, Section 3, Section 4 or Section 5 should ever be adjudicated by a court of competent jurisdiction to exceed the time or geographic or other limitations permitted by applicable law, then such provisions shall be deemed reformed to the maximum time or geographic or other limitations permitted by applicable law, as determined by such court in such action. Without limiting the foregoing, the covenants contained herein shall be construed as separate covenants, covering their respective subject matters, with respect to (a) each of the separate cities, counties and states of the United States, and Canada, Mexico and Japan and each other country, and political subdivision thereof, in which any of Rentrak, its subsidiaries or their successors now transacts the Business, (b) the Business now conducted by any of Rentrak, its subsidiaries or their successors, and (c) Rentrak, Company, Shareholder and their respective successors separately.

          7. Injunctive Relief; Punitive Damages. Company and Shareholder acknowledge that (a) the provisions of Section 3, Section 4 and
          Section 5 are reasonable and necessary to protect the legitimate interests of Rentrak, and (b) any violation of Section 3, Section 4 or Section 5 will result in irreparable injury to Rentrak, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such violation would not be reasonable or adequate compensation to Rentrak for such a violation. Accordingly, Company and Shareholder agree that if such party violates or threatens to violate the provisions of
          Section 3, Section 4 or Section 5, in addition to any other remedy which may be available at law or in equity, Rentrak shall be entitled to specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual damages. The provisions of this Section 7 shall be applicable to any breaches hereof, notwithstanding the mandatory arbitration provisions otherwise imposed under this Agreement. The parties expressly agree and acknowledge that the value of the Purchase Shares allocated to this Agreement pursuant to Section 1.07 of the Asset Purchase Agreement shall not limit the amount of damages recoverable for a breach of this Agreement.

          8. Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if given in the manner and to the address(es) set forth in Section 7.03 of the Purchase Agreement.

          9. Shareholder Representations. Company and Shareholder represent and warrant to Rentrak that (i) Company and Shareholder each has the requisite power and authority to enter into and perform this Agreement; and (ii) the performance of this Agreement by Company and Shareholder will not require such party to obtain the consent, waiver or approval of any person and will not, to the best of such party's knowledge, violate, result in a breach of or constitute a default under any statute, regulation, agreement, judgment, consent, decree or restriction by which such party is bound.

          10. Entire Agreement; Amendments and Waivers. This Agreement and the Purchase Agreement constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a continuing waiver unless otherwise expressly provided. The parties expressly acknowledge that they have not relied upon any prior agreements, understandings, negotiations and discussions, whether oral or written.

          11. Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties except that Rentrak may, without such consent, assign all such rights and obligations to a wholly-owned subsidiary (or a partnership controlled by Rentrak) or subsidiaries of Rentrak or to a successor in interest to Rentrak which shall assume all obligations and liabilities hereunder.

          12. Attorneys' Fees and Arbitration. In the event Company or Shareholder shall fail to perform any of its or his obligations under this Agreement, such party hereby agrees that all reasonable expenses, including reasonable attorneys' fees, which may be incurred by Rentrak in enforcing this Agreement shall be paid by such party. Any dispute concerning this Agreement shall be resolved in accordance with the provisions of Section 7.14 of the Purchase Agreement.

          13. Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Oregon (without reference to the choice of law provisions of Oregon law).


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.


          RENTRAK CORPORATION                SUPERCENTER ENTERTAINMENT,
          an Oregon corporation              INC.
                                             a Delaware corporation


          By                                 By



                                             SHAREHOLDER:



                                             Jack Silverman





          EXHIBIT F

          SHAREHOLDER VOTING AGREEMENT


          This SHAREHOLDER VOTING AGREEMENT (this "Agreement") is effective this ____ day of _______________, 1995, among Supercenter Entertainment Corporation, a Delaware corporation ("Supercenter" or "Shareholder"), Jack Silverman, an individual ("Silverman") and Rentrak Corporation, an Oregon corporation ("Rentrak").


          WITNESSETH:

          WHEREAS, Supercenter, Silverman, Rentrak and certain subsidiaries of Rentrak have entered into that certain Asset Purchase Agreement, dated as of August 25, 1995 (the "Asset Purchase Agreement"), pursuant to which Rentrak purchased certain of the assets of Supercenter.

          WHEREAS, pursuant to the Asset Purchase Agreement, Supercenter has received 875,000 shares of Common Stock, $.001 par value (the "Common Stock"), of Rentrak.

          [WHEREAS, Supercenter, Silverman, Rentrak and certain subsidiaries of Rentrak have entered into that certain Office Asset Purchase Agreement, dated as of August ___, 1995 (the "Office Agreement"), pursuant to which Rentrak purchased certain of the assets of Supercenter.]

          [WHEREAS, pursuant to the Office Agreement Supercenter has received or may receive up to 15,000 shares of Common Stock.]

          WHEREAS, Silverman is the sole shareholder of Supercenter and agrees to be bound by the terms of this agreement as a "Shareholder" in the event Supercenter transfers any shares of Common Stock to Silverman.

          NOW, THEREFORE, as an inducement to Rentrak to enter into and to perform and complete the transactions contemplated by the Asset Purchase Agreement [and the Office Agreement] and in consideration of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with Section 60.257 of the Oregon Revised Statutes, the parties hereto agree as follows:

          1. Voting. During the term of this Agreement, Shareholder agrees to vote all of the shares of Common Stock held by Shareholder in accordance with the recommendations of the Board of Directors on any and all matters on which holders of Common Stock are entitled to vote, including, but not limited to, the election of members of the Board of Directors of Rentrak. For purposes of this Agreement, "vote" shall mean any vote or consent, whether by writing or otherwise, on any and all occasions, including, but not limited to, special and annual meetings of the shareholders of Rentrak. With respect to any vote, Shareholder agrees to grant a proxy to persons designated by the Board of Directors.

          2. Transfer to Silverman. In the event any shares of Common Stock are transferred to Silverman by Supercenter, Silverman shall be deemed a "Shareholder" for all purposes under this Agreement. In addition, any Holder (as defined in Section 1.06(c) of the Asset Purchase Agreement) to whom or which Silverman or the Company transfers any shares of Common Stock pursuant to Section 1.06(c)(ii) of the Asset Purchase Agreement shall be deemed a "Shareholder" for all purposes under this Agreement, and shall execute any document to such effect as is reasonably requested by Rentrak.

          3. Termination. This Agreement and the obligations contained herein shall continue in effect for the period commencing on the date hereof and ending at the earlier of (i) August __, 2000 or
          (ii) with respect to the shares of Common Stock which are sold by Shareholder to a party other than another Shareholder or an affiliate of a Shareholder, the date of such sale of such Common Stock, at which time Rentrak agrees to issue share certificates representing the Common Stock free of the legend referred to in
          Section 3.

          3. Legends on Certificates. Contemporaneously with the execution hereof, the Shareholder shall surrender to Rentrak the share certificates representing the Common Stock and such certificates shall bear a legend substantially as follows:

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF THE SHAREHOLDER VOTING AGREEMENT DATED AUGUST___, 1995, BETWEEN [NAME OF SHAREHOLDER] AND RENTRAK CORPORATION, A COUNTERPART OF WHICH HAS BEEN DEPOSITED WITH RENTRAK CORPORATION AT ITS PRINCIPAL OFFICE.

          4.  Miscellaneous.

          a. Additional Representations. The Shareholder represents and warrants to Rentrak that (i) the Shareholder has the requisite power and authority to enter into and perform this Agreement; and
          (ii) the performance of this Agreement by the Shareholder will not require it to obtain the consent, waiver or approval of any person and will not violate, result in a breach of or constitute a default under any statute, regulation, agreement, judgment, consent, decree or restriction by which it is bound.

          b. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          c. Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          d. Equitable Relief. The Shareholder agrees with Rentrak that, if for any reason the Shareholder shall have failed to perform its obligations under this Agreement, then Rentrak shall be entitled to specific performance and injunctive or other equitable relief, and the Shareholder hereby further agrees with Rentrak to waive any requirement for the securing or posting of any bond in connection with the obtaining of any injunctive or other equitable relief. This provision is without prejudice to any other rights that Rentrak may have against the Shareholder for any failure to perform its obligations under this Agreement.

          e. Governing Law. This Agreement and the legal relations between the parties hereto arising from this Agreement shall be governed by and construed in accordance with the laws of the State of Oregon, without reference to or application of any conflicts of law principles.

          f. Entire Agreement. This Agreement contains the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matters.

          g. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year above written.

                                                 RENTRAK CORPORATION


                                                 __________________________
                                                 Name:
                                                 Title:

                                                 SUPERCENTER ENTERTAINMENT
                                                 CORPORATION


                                                 __________________________
                                                 Name:
                                                 Title:

                                                 __________________________
                                                 Jack Silverman